UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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Quest Diagnostics

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Notice of 2009 Annual Meeting of Shareholders
Quest Diagnostics Incorporated
Three Giralda Farms
Madison, New Jersey
May 14, 2009, 10:30 a.m. local time

April 22, 2009

Dear Fellow Shareholder:

It is my pleasure to invite you to attend Quest Diagnostics’ 2009 Annual Meeting of Shareholders. At the meeting, we will:

•	elect three members of the Board of Directors;

•	consider approving amendments to the Amended and Restated Employee Long-Term Incentive Plan;

•	consider approving amendments to the Amended and Restated Long-Term Incentive Plan for Non-Employee Directors;

•	consider ratifying the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2009; and

•	transact such other business as may properly come before the meeting.

Our Board of Directors recommends that you vote “FOR” the election of directors, the plan amendments and the ratification of the appointment of the accounting firm.

Attendance at the meeting is limited to shareholders of record at the close of business on March 16, 2009, or their duly appointed proxy holder.

We enclose our proxy statement, our annual report and a proxy card. Your vote is very important. Whether or not you plan to attend the meeting, I urge you to vote your shares. Most shareholders may vote via mail, telephone or the Internet. Instructions on how to vote are included with your proxy card and these proxy materials. Please submit your proxy promptly.

Thank you for your continued support of Quest Diagnostics.

Sincerely,
Surya N. Mohapatra, Ph.D. Chairman, President and Chief Executive Officer

i

PROXY STATEMENT

QUEST DIAGNOSTICS INCORPORATED
Three Giralda Farms
Madison, New Jersey 07940
(973) 520-2700

INFORMATION ABOUT OUR 2009 ANNUAL MEETING

This proxy statement and form of proxy and voting instructions are being mailed starting on or about April 22, 2009.

Who is soliciting my vote?

The Board of Directors (the “Board of Directors” or the “Board”) of Quest Diagnostics Incorporated, a Delaware corporation (“Quest Diagnostics,” the “Company,” “we” or “our”), is soliciting your vote for our 2009 annual meeting.

What will I vote on?

You are being asked to vote on:

•	election of three directors for a three-year term;

•	approval of amendments to the Amended and Restated Employee Long-Term Incentive Plan (“Employee Plan”);

•	approval of amendments to the Amended and Restated Long-Term Incentive Plan for Non-Employee Directors (“Director Plan”); and

•	ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for 2009.

Who can vote at the annual meeting?

Holders of our common stock as of the close of business on the record date will be entitled to vote at the annual meeting and at any adjournment or postponement of the annual meeting. March 16, 2009 is the record date.

How many votes can be cast by all shareholders?

On the record date, there were 189,889,187 shares of our common stock outstanding, each of which is entitled to one vote for each matter to be voted on at the annual meeting.

How many votes must be present to hold the annual meeting?

We need a majority of the votes that may be cast, present in person or represented by proxy, to hold the annual meeting. We urge you to vote by proxy even if you plan to attend the annual meeting. That will help us to know as soon as possible that sufficient votes will be present to hold the annual meeting.

How do I vote if I am a holder of record (that is, I hold my shares in my name with the Company’s transfer agent)?

If you are a holder of record, you may vote by submitting your proxy via mail, telephone or the Internet or by attending the annual meeting and voting in person. If you choose to submit your proxy by mail, simply mark, sign and date your proxy card and return it in the enclosed postage pre-paid envelope. You can also submit your proxy by calling 1-888-693-8683. If you choose to submit your proxy on the Internet, go to www.cesvote.com. The directions for telephone and Internet proxy submission are on your proxy card. If you return a signed proxy card without indicating your vote, your shares will be voted according to the Board’s recommendations.

How do I vote if I hold my shares in street name (that is, through a broker, bank or other holder of record)?

If you hold your shares in street name, please follow the voting instructions forwarded to you by your bank, broker or other holder of record. If you want to vote in person at the annual meeting, you must obtain a proxy from your broker, bank or other holder of record authorizing you to vote and bring the proxy to the annual meeting.

How many votes will be required to elect directors?

Each director will be elected by a majority of votes cast with respect to such director. A “majority of votes cast” means that the number of votes cast “for” a director nominee exceeds the number of votes cast “against” that director nominee. Under Delaware law, if the director is not elected at the annual meeting, the director will continue to serve on the Board as a “holdover” director. As required by the Company’s by-laws, each director nominee has submitted an irrevocable letter of resignation as director that becomes effective if he or she is not elected by the shareholders and the Board accepts the resignation. If a director is not elected, the Governance Committee will consider the director’s resignation and recommend to the Board whether to accept or reject the resignation or take other action. The Board will decide whether to accept or reject the resignation or take other action and publicly disclose its decision and, if it rejects the resignation, the rationale behind the decision, within 120 days after the election results are certified.

How many votes will be required to adopt the other proposals?

The ratification of PwC’s appointment and the approval of the amendments to the Employee Plan and the Director Plan each requires the affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon.

Can I change or revoke my proxy?

Yes. You may revoke your proxy at any time before your shares are voted by:

•	submitting a later proxy, including by telephone or the Internet;

•	delivering a written revocation notice to William J. O’Shaughnessy, Jr., Corporate Secretary, Quest Diagnostics Incorporated, Three Giralda Farms, Madison, New Jersey 07940; or

•	voting in person at the annual meeting.

What if I vote to abstain?

Shares voting “abstain” for any nominee for director will be excluded entirely from the vote and will have no effect on the election of that nominee. Shares voting “abstain” on any other proposal will be counted as present for purposes of that proposal and will have the effect of a vote against the proposal.

What happens if I do not vote?

If you are a record holder and do not vote your shares, your shares will not be voted.

If you are a participant in the Quest Diagnostics Profit Sharing Plan and you do not submit voting instructions in respect of shares held on your behalf in that plan, then, except as otherwise required by law, the plan trustee will vote your shares in the same proportion as the voting instructions that it receives from other participants in that plan. If you hold shares in the Company’s Employee Stock Purchase Plan and you do not submit voting instructions in respect of shares held in that plan, those shares will not be voted.

If your shares are held in street name through a broker and you do not provide voting instructions, your broker may be permitted to vote your shares. New York Stock Exchange member brokers may vote in their discretion on the election of directors and the ratification of the appointment of our independent registered public accounting firm; they may not vote in their discretion on the proposed amendments of the Employee Plan or the Director Plan. If you do not provide voting instructions with respect to a matter and your broker does not vote your shares, your shares will not be voted on that matter.

What if there is voting on other matters?

We do not know of any other matters that may be presented for action at the meeting other than those described in this proxy statement. If any other matter is properly brought before the meeting, the proxy holders will have the discretion to vote on those matters for you.

How can I attend the annual meeting?

Only shareholders as of the record date (or their proxy holders) may attend the annual meeting. All shareholders seeking admission to the meeting must present photo identification. If you hold your shares in street name, to gain admission to the meeting you also must provide proof of ownership of your shares as of the record date. Proof of ownership may be a letter or account statement from your broker or bank.

What happens if the annual meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned annual meeting. You will still be able to change or revoke your proxy until it is voted.

Who will pay the expenses incurred in connection with the solicitation of my vote?

The Company pays the cost of preparing proxy materials and soliciting your vote. Our directors, officers and employees may solicit proxies on our behalf by telephone, mail, electronic or facsimile transmission, in person or by other means of communication. We also have hired Georgeson Inc. to solicit proxies and for these services we will pay an estimated fee of $12,000, plus expenses.

Whom should I call with other questions?

If you have additional questions about this proxy statement or the annual meeting or would like additional copies of this document or our 2008 Annual Report on Form 10-K, please contact Investor Relations, Quest Diagnostics Incorporated, 3 Giralda Farms, Madison, N.J. 07940; email address: investor@QuestDiagnostics.com.

MATTER TO BE CONSIDERED AT THE ANNUAL MEETING

Proposal No. 1—Election of Directors

The Company’s Restated Certificate of Incorporation requires that the Company have at least three but not more than twelve directors, as the Board determines from time to time. The Board presently consists of nine directors divided into three classes, each with three-year terms. At this meeting, three directors are seeking re-election for a three-year term expiring in 2012. Information regarding each of the nominees and continuing directors is provided below.

Nominees for Election

Based on the recommendation of the Governance Committee, the Board nominated three individuals to serve as directors for a term expiring at the 2012 annual meeting. Each nominee is currently a director of the Company. Each nominee has consented to serve if elected. The terms of these three directors seeking re- election expire at the adjournment of the 2009 annual meeting.

Directors with Terms Expiring at the 2009 Annual Meeting

Jenne K. Britell, Ph.D., 66, has been the Chairman and Chief Executive Officer of Structured Ventures, Inc., a firm that advises domestic and foreign companies on financial services products and strategy, since 2001. From 1996 to 2000, she was a senior officer of GE Capital, serving as President of GE Capital Global Commercial & Mortgage Banking and Executive Vice President of GE Capital Global Consumer Finance from 1999 to 2000 and serving as President and Chief Executive Officer of GE Capital Central and Eastern Europe from 1998 to mid-1999. Dr. Britell is the non-executive chair of United Rentals, Inc. and a director of Crown Holdings, Inc. She is a trustee of the Fox Chase Cancer Center and a director of the U.S. Russia Foundation for Economic Advancement and the Rule of Law. Dr. Britell has been a director of Quest Diagnostics since August 2005.

Gail R. Wilensky, Ph.D., 65, is a Senior Fellow at Project HOPE, an international non-profit health foundation, which she joined in 1993. Dr. Wilensky currently serves as President of the Defense Health Board, an advisory board in the Department of Defense. From 1997 to 2001, she was the chair of the Medicare Payment Advisory Commission. From 1995 to 1997, she chaired the Physician Payment Review Commission. In 1992 and 1993, Dr. Wilensky served as a deputy assistant to the President of the United States for policy development relating to health and welfare issues. From 1990 to 1992, she was the administrator of the Health Care Financing Administration where she directed the Medicare and Medicaid programs. Dr. Wilensky is a director of Cephalon Inc., Gentiva Health Services, Inc., SRA International, Inc. and UnitedHealthcare Corporation. She also served as a Commissioner of the World Health Organization’s Commission on the Social Determinants of Health and as the Non-Department Co-Chair of the Defense Department’s Task Force on the Future of Health Care. Dr. Wilensky has been a director of Quest Diagnostics since January 1997.

John B. Ziegler, 63, retired in January 2006 as the President, Worldwide Consumer Healthcare, of GlaxoSmithKline plc (the parent of SmithKline Beecham plc). Mr. Ziegler joined SmithKline Beecham in 1991 as the head of SB Consumer Healthcare-North American Division. He was Executive Vice President of SmithKline Beecham from 1996 to 1998 and became President, Worldwide Consumer Healthcare in 1998. He has been a director of Quest Diagnostics since May 2000. Mr. Ziegler has been recommended by SmithKline Beecham for nomination as a director of Quest Diagnostics pursuant to the Stockholders Agreement with SmithKline Beecham. See “Related Person Transactions—GlaxoSmithKline” on page 12.

Directors Continuing in Office

Directors with Terms Expiring at the 2010 Annual Meeting

John C. Baldwin, M.D., 60, is the President of Texas Tech University Health Sciences Center. From 2005 to 2007, he was President and Chief Executive Officer of CBR Institute for Biomedical Research. From 1998 to 2005, Dr. Baldwin was the Associate Provost for Health Affairs at Dartmouth College and Professor of Surgery at Dartmouth Medical School. From 1994 to 1998, Dr. Baldwin was the head of the surgical programs at Baylor College of Medicine and its affiliated hospitals. Dr. Baldwin was also the Governor of the American College of Surgeons from 1991 through 1997 and the President of the International Society of Cardiothoracic Surgeons in 1999. Dr. Baldwin has served as the Vice-Chair of the Board of Overseers of Harvard University. Dr. Baldwin has been a director of Quest Diagnostics since May 2004.

Surya N. Mohapatra, Ph.D., 59, is Chairman of the Board, President and Chief Executive Officer of Quest Diagnostics. Prior to joining the Company in February 1999 as Senior Vice President and Chief Operating Officer, he was Senior Vice President of Picker International, a worldwide leader in advanced medical imaging technologies, where he served in various executive positions during his 18-year tenure. Dr. Mohapatra was appointed President and Chief Operating Officer of the Company in June 1999, Chief Executive Officer in May 2004, and Chairman of the Board in December 2004. Dr. Mohapatra also is a director of ITT Corporation. Dr. Mohapatra has been a director of Quest Diagnostics since October 2002.

Gary M. Pfeiffer, 59, has been the Secretary of Finance for the State of Delaware since January 2009. Mr. Pfeiffer retired in 2006 as the Senior Vice President and Chief Financial Officer of E.I. du Pont de Nemours and Company. He joined DuPont in 1974, where he held positions of increasing responsibility in finance and international operations, as well as in various DuPont divisions. Mr. Pfeiffer is a director of InterNAP Network Services Corporation and Talbots, Inc. Mr. Pfeiffer has been a director of Quest Diagnostics since December 2004.

Directors with Terms Expiring at the 2011 Annual Meeting

William F. Buehler, 69, retired in 2001 as Vice Chairman of Xerox Corporation, which he joined in 1991. At Xerox, Mr. Buehler was responsible for five business groups: Production Systems, Office Document Products, Document Services, Channels and Supplies. He also oversaw Corporate Strategic Services, Business Development and Systems Software and Architecture. Prior to joining Xerox, Mr. Buehler spent 27 years with AT&T, primarily in sales, marketing and general management positions. Mr. Buehler is a director of A.O. Smith Corporation. Mr. Buehler has been a director of Quest Diagnostics since July 1998.

Rosanne Haggerty, 48, is the founder and President of Common Ground Community, a not-for-profit organization that develops strategies to end homelessness in New York City. Prior to founding Common Ground Community in 1990, she was the coordinator of housing development at Brooklyn Catholic Charities. Ms. Haggerty is a 2001 MacArthur Foundation Fellow. Ms. Haggerty has been a director of Quest Diagnostics since February 2002.

Daniel C. Stanzione, Ph.D., 63, retired from Lucent Technologies Incorporated in 2000 and is President Emeritus of Bell Laboratories. Dr. Stanzione began his career in 1972 with Bell Laboratories, where he led the teams working on the first microprocessors and digital signal processors. He was appointed President of Network Systems, Lucent’s largest business unit, in 1996 and was appointed Chief Operating Officer of Lucent in 1997. Dr. Stanzione is a director of InterNAP Network Services Corporation. Dr. Stanzione has been a director of Quest Diagnostics since January 1997.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH NOMINEE FOR DIRECTOR. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THESE NOMINEES UNLESS OTHERWISE INSTRUCTED.

INFORMATION ABOUT OUR CORPORATE GOVERNANCE

Governance Practices

The Board of Directors believes that good corporate governance is important. The Board has adopted a set of Corporate Governance Guidelines to enhance its own effectiveness and to demonstrate its commitment to strong corporate governance for the Company. The Board reviews these Guidelines from time to time for possible revision, including to respond to changing regulatory requirements, evolving practices and the concerns of our shareholders.

In February 2009, following study and deliberation during 2008 of majority voting in uncontested director elections, the Board amended the Company’s by-laws to provide for majority voting in uncontested director elections. Operation of the amended by-laws is discussed on page 2 at the question “How many votes will be required to elect directors?”

The Company has adopted a Code of Business Ethics applicable to all directors, officers and employees.

Our Corporate Governance Guidelines and our Code of Business Ethics are published on our corporate governance website at www.QuestDiagnostics.com/governance. Paper copies are available without charge upon written request to the Corporate Secretary.

Additional highlights of our corporate governance practices are described below.

Director Independence

The Board of Directors assesses annually the independence of each director in accordance with the Company’s Corporate Governance Guidelines and New York Stock Exchange listing standards. The independence guidelines in the Company’s Corporate Governance Guidelines are consistent with the independence requirements in the New York Stock Exchange listing standards and include guidelines as to categories of relationships that are not considered material for purposes of director independence. Our Corporate Governance Guidelines are available on our corporate governance website at www.QuestDiagnostics.com/governance.

The Board has determined that a substantial majority (eight of nine) of our directors is independent. Each member, including the chair, of each of the Audit and Finance Committee, the Compensation Committee, the Governance Committee and the Quality, Safety & Compliance Committee qualifies as independent. The Board has determined the following directors to be independent: John C. Baldwin, Jenne K. Britell, William F. Buehler, Rosanne Haggerty, Gary M. Pfeiffer, Daniel C. Stanzione, Gail R. Wilensky and John B. Ziegler. Surya N. Mohapatra, the Chairman of the Board, President and Chief Executive Officer of the Company, is not independent because he is a Company officer.

In considering the independence of Mr. Ziegler, the Board considered that prior to January 31, 2006, when he retired from GlaxoSmithKline, Mr. Ziegler was President, Worldwide Consumer Healthcare of GlaxoSmithKline, which beneficially owned approximately 16.5% of the Company’s outstanding common stock as of March 20, 2009. The Board also considered that Mr. Ziegler has been recommended by SmithKline Beecham for nomination as a director of the Company, and the Company’s relationship with GlaxoSmithKline, including the transactions between the Company and GlaxoSmithKline during 2008. For a discussion of the Company’s relationship with GlaxoSmithKline, including transactions between the Company and GlaxoSmithKline during 2008, see “Related Person Transactions—GlaxoSmithKline” on page 12. Mr. Ziegler was not involved with the negotiation of any of these arrangements or transactions.

Shareholder Access

•

Shareholders and any other person may communicate with the Board by sending an email to our Lead Independent Director at LeadIndependentDirector@QuestDiagnostics.com or by writing to the full Board or any individual director or any group or committee of directors, c/o Corporate Secretary, Three Giralda Farms, Madison, New Jersey 07940. Communications received at the email address are automatically routed to our Lead Independent Director with a copy to our General Counsel and Corporate Secretary. The Lead Independent Director determines whether any such communication should be distributed to other members of the Board. All communications received by the Corporate Secretary addressed as set forth above and that involve the interest of the Company or its shareholders, other than solicitations, are forwarded to the intended directors.

•

The Audit and Finance Committee established a procedure whereby complaints and concerns with respect to accounting, internal controls and auditing matters may be submitted to the Audit and Finance Committee. All communications received by a director from a shareholder relating to the Company’s accounting, internal controls or auditing matters are immediately forwarded to the Chairman of the Audit and Finance Committee and are investigated and responded to in accordance with the procedures established by the Audit and Finance Committee. In addition, the Company has established a hotline (known as CHEQline) pursuant to which employees can anonymously report accounting, internal controls and financial irregularities (as well as compliance concerns on other laws).

•

Our policy is, where practical, to schedule the annual shareholders meeting on a day on which we also schedule a regular Board meeting. This year, we have scheduled a regular Board meeting on the date of the annual meeting. We encourage our directors to attend each annual shareholders meeting and expect that all of our directors will attend the annual meeting this year. 8 of our 9 directors attended the 2008 annual shareholders meeting.

Board Nomination Process

•

The Governance Committee is responsible for reviewing with the Board, on an annual basis, the composition of the Board as a whole and whether the Company is being well served by the directors, taking into account each director’s independence, skills, experience, availability for service to the Company and other factors the Governance Committee deems appropriate. The Governance Committee is responsible for recommending director nominees to the Board, including renomination of persons who are already directors. The Governance Committee does not set specific, minimum qualifications that nominees must meet in order for the Governance Committee to recommend them to the Board, but rather believes that each nominee should be evaluated based on his or her own merits, taking into account the needs of Quest Diagnostics and the composition of the Board. Recommendations are made by the Governance Committee in accordance with the Company’s Corporate Governance Guidelines, which set forth the Board’s philosophy regarding Board composition and identify key qualifications and other considerations.

™	Qualifications:

■	Reputation for highest ethical standards and integrity consistent with Quest Diagnostics’ values of Quality, Integrity, Innovation, Accountability, Collaboration and Leadership; and

■	Relevant experience such as:

•	Chief Executive Officer or Chief Operating Officer (or similar responsibilities) current or past;

•	Demonstrated expertise in business function(s) such as sales, operations, finance, strategy, legal or human resources; or

•	Medical practitioner and/or science and health thought leader.

™	Other considerations:

■	Independence;

■	Prior experience as a director or executive officer of a public company;

■	Number of current board positions and other time commitments; and

■	Overall range of skills, experience and seniority represented by the Board as a whole.

•

The Governance Committee considers suggestions from many sources, including shareholders, regarding possible candidates for director. Shareholders may recommend candidates for consideration as director by sending an email to our Lead Independent Director at LeadIndependentDirector@QuestDiagnostics.com or writing to the full Board or any independent Board member, c/o Corporate Secretary, Three Giralda Farms, Madison, New Jersey 07940. The recommendation should contain the proposed nominee’s name, biographical information and relationship to the shareholder. The Governance Committee evaluates shareholder recommendations for director candidates in the same manner as other director candidate recommendations. Shareholders may also nominate director candidates. See “Information About Our 2010

Annual Meeting” on page 52 for information regarding the process and deadline for shareholders to submit director nominations for the 2010 annual meeting.

•

When the Governance Committee identifies a need to add a new Board member, the Governance Committee identifies candidates by seeking input from Board members and considering recommendations for nominees submitted by other sources, including shareholders. The Governance Committee may also hire third-party search firms to assist in identifying and evaluating candidates for nomination. After the Governance Committee ranks the candidates, the Chairman of the Board, President and Chief Executive Officer, the Lead Independent Director and other Board members interview the candidates selected by the Governance Committee. Members of senior management also may interview candidates. After the interview process, the Governance Committee re-assesses the candidates and then makes its recommendation for director candidates to the Board, which determines which candidates are nominated for election by the shareholders or elected by the Board.

Board Practices

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Non-management directors meet privately in executive sessions with the Lead Independent Director presiding at all regularly scheduled meetings. Independent directors meet privately in executive sessions at least once per year with the Lead Independent Director presiding.

•

The Board performs an annual assessment of its structure and performance, including reviewing the Board’s activities against those set out in its Corporate Governance Guidelines and committee charters and making recommendations for changes or improvements in practices or structure.

•	The Board reviews annually senior management succession planning and reviews Company policies for the development of management personnel.

•	Independent directors have unlimited access to officers and employees of the Company.

•

Directors are regularly updated by senior management, our independent registered public accounting firm and compensation consultants on changes in the Company’s businesses, its markets and best practices in general. Directors also are offered the opportunity to attend director education programs offered by third parties.

•	Independent directors receive a significant portion of their annual compensation in equity to further align their interests with the interests of our shareholders.

•

The Board and each committee have access to independent legal, financial or other advisors as they deem necessary, without obtaining management approval, but no committee may engage the Company’s independent registered public accounting firm to perform any services without the approval of the Audit and Finance Committee.

•

In considering committee assignments for directors, the Governance Committee considers the rotation of committee chairs and members with a view toward balancing the benefits derived from continuity against the benefits derived from the diversity of experience and viewpoints of the various directors.

•	Committees report on their activities to the Board at each Board meeting.

•	Materials related to agenda items are provided to directors sufficiently in advance of meetings to allow the directors to prepare for discussion of the items.

Board Committees

In order to fulfill its responsibilities, the Board has delegated certain authority to its committees. There are five standing committees. During 2008, the Board held 7 meetings. Each of our directors attended at least 75% of the total number of meetings of the Board and the committees on which he or she served. Any director may attend meetings of any committee of which the director is not a member. The following table shows the membership of each of the committees since the 2008 annual shareholders meeting and the number of meetings held by each committee in 2008.

	Audit and Finance	Compensation	Governance	Quality, Safety & Compliance	Executive
John C. Baldwin, M.D
Jenne K. Britell, Ph.D
William F. Buehler
Rosanne Haggerty
Surya N. Mohapatra, Ph.D.
Gary M. Pfeiffer
Daniel C. Stanzione, Ph.D.
Gail R. Wilensky, Ph.D.
John B. Ziegler
Number of meetings	12	6	4	4	0

For each year, a schedule of Board meetings is established before the year begins. Committee meetings are generally scheduled for the day before, or the day of, meetings of the full Board. The Board and each committee also hold such additional meetings as the Board or committee, respectively, determines necessary or appropriate.

A brief description of each of the Board committees and their functions is set forth below. Additional information about the committees can be found in their charters, which are available on our corporate governance website at www.QuestDiagnostics.com/governance or without charge upon written request to the Corporate Secretary.

Audit and Finance Committee

The Audit and Finance Committee:

•

Assists the Board in monitoring the quality and integrity of the financial statements and financial reporting procedures of the Company and the Company’s compliance with legal and regulatory requirements.

•	Oversees management’s accounting for the Company’s financial results and reviews the timeliness and adequacy of the reporting of those results and related judgments.

•	Oversees the internal audit function and makes inquiry into the audits of the Company’s books performed internally and by the outside independent registered public accounting firm.

•	Appoints the independent registered public accounting firm, monitors its qualifications, independence and performance, approves its compensation and pre-approves the services it performs.

•	Reviews with the Company’s independent registered public accounting firm, and informs the Board of, any significant accounting matters, including critical accounting policies and judgments.

•	Advises and makes recommendations with regard to certain financing transactions and other significant financial policies and actions.

•

Establishes procedures for the receipt, retention and treatment of complaints relating to accounting, internal accounting controls, and for the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters.

•	Reviews and reports to the Board on the Company’s management of its financial resources.

•	Reviews annually its performance.

The Board has determined that Jenne K. Britell and Gary M. Pfeiffer qualify as “audit committee financial experts” as defined by the Securities and Exchange Commission. For descriptions of the experience of Dr. Britell and Mr. Pfeiffer, see “Proposal No. 1—Election of Directors” beginning on page 3.

Compensation Committee

The Compensation Committee:

•

Reports to the Board with respect to the performance of the Chief Executive Officer and reviews and approves the compensation of the Chief Executive Officer based on the directors’ evaluation of the Chief Executive Officer and the Company’s financial performance, competitive compensation data and other factors.

•	Oversees the performance of other executive officers and annually reviews and approves their annual base salary, annual incentive compensation and long-term incentive compensation.

•	Annually reviews and recommends to the Board the compensation of the Company’s non-employee directors.

•

Administers, or makes recommendations to the Board regarding, the equity-based, incentive compensation and retirement plans, policies and programs of the Company. The Committee may delegate the administration of plans, policies and programs as appropriate, including to executive officers of the Company and to the Company’s Human Resources department.

•	Supports the Board in the senior management succession planning process.

•	Reviews and approves, for executive officers, employment agreements, severance benefits and other special benefits.

•	Reviews annually its performance.

For a discussion of the role of executive officers and compensation consultants in connection with determining or recommending executive compensation, see “Compensation Discussion and Analysis” on page 16.

Governance Committee

The Governance Committee:

•

Identifies individuals qualified to become Board members, and reviews and recommends possible candidates for Board membership, taking into account such criteria as independence, diversity, age, skills, occupation and experience in the context of the needs of the Board.

•	Reviews the structure of the Board, its committee structure and overall size.

•	Monitors developments in corporate governance.

•	Reviews the Company’s Corporate Governance Guidelines and recommends to the Board such changes to the Guidelines, if any, as the Committee may determine.

•	Recommends for Board approval assignments of directors to Board committees.

•	Reviews relationships and transactions of directors, executive officers and senior financial officers for possible conflicts of interest.

•	Monitors compliance with the Company’s Code of Business Ethics.

•

Reviews and approves transactions or proposed transactions in which a related person is likely to have a direct or indirect material interest pursuant to the Company’s Statement of Policy and Procedures for the Review and Approval of Related Person Transactions.

•	Oversees the Board and each Board committee in their annual self-evaluation.

•	Reviews annually its performance.

Quality, Safety & Compliance Committee

The Quality, Safety & Compliance Committee:

•

Reviews the Company’s policies, programs and performance relating to billing compliance, environmental health and safety, equal opportunity employment practices, fraud and abuse, and medical quality assurance.

•

Reviews the organization, responsibilities, plans, results, budget and staffing of the compliance function, and reviews significant reports to management, or summaries thereof, prepared by the Compliance Department and management’s responses thereto.

•	Monitors significant external and internal investigations of the Company’s business as they relate to possible violations of law by the Company or its directors, officers, employees or agents.

•	Monitors significant regulatory, legislative and legal developments affecting the Company’s business.

•	Monitors material legal and medical quality matters and compliance with legal and regulatory requirements, and reports to the Audit and Finance Committee regarding the same.

•	Reviews annually its performance.

Executive Committee

The Executive Committee:

•

May act for the Board, except with respect to certain major corporate matters, such as mergers, election of directors, removal of directors or the Chief Executive Officer, amendment of the Company’s charter or by-laws, declaration of dividends and matters delegated to other Board committees.

Lead Independent Director

Daniel C. Stanzione, Ph.D., is the Company’s Lead Independent Director. The principal responsibilities of the Lead Independent Director are to:

•	Preside over any executive session of the non-management directors or the independent directors.

•	Participate with the Chairman of the Board and Chief Executive Officer in the preparation of the agendas for Board meetings.

•	Serve as a member of the Executive Committee.

•	Coordinate providing timely feedback from the directors to the Chairman of the Board and Chief Executive Officer.

•	Be identified on the Company’s website and in the Company’s annual proxy statement as the principal contact for shareholder communications with the Board.

•	Monitor, and if appropriate discuss with other directors, communications received from shareholders and others.

Related Person Transactions

Review and Approval of Related Person Transactions

The Company has a written policy pursuant to which it evaluates proposed transactions involving a related person and the Company in which the amount involved exceeds $120,000. A related person is any director or executive officer of the Company, any immediate family member of a director or executive officer, or any person who owns 5% or more of the Company’s outstanding common stock. The office of the General Counsel is primarily responsible for the administration of the policy and for determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. Certain transactions are defined not to be related person transactions under the policy.

The Governance Committee reviews any proposed transaction in which a related person has a direct or indirect material interest, except for any compensation arrangements involving an immediate family member of a director or an executive officer. In the event that the General Counsel becomes aware of a related person transaction not approved in advance, the General Counsel will arrange for the related person transaction to be reviewed and, if appropriate, ratified at the next regularly scheduled meeting of the Governance Committee. Any member of the Governance Committee who is a related person with respect to a transaction under review may not participate in any review, consideration or approval of the transaction.

In considering any related person transaction, the Governance Committee determines whether the transaction is fair to the Company. In considering a proposed transaction involving a director or the immediate family member of a director, the Governance Committee also assesses whether the proposed transaction could reasonably be expected to impact the independence of the director under the Company’s Corporate Governance Guidelines, the New York Stock Exchange listing standards or other applicable rules.

Each year at the first regular meeting of the Governance Committee, the Governance Committee reviews any previously approved or ratified related person transaction that remains ongoing. After considering the Company’s contractual obligations, the Governance Committee determines whether to continue, modify or terminate the related person transaction based on the criteria outlined above.

Compensation arrangements involving an immediate family member of an executive officer are reviewed and approved by the Chief Executive Officer and the Vice President, Human Resources, unless such person is an immediate family member of the Chief Executive Officer, in which case the compensation arrangement is approved by the Compensation Committee. Compensation arrangements involving an immediate family member of a director are reviewed and approved by the Compensation Committee.

GlaxoSmithKline

As of March 20, 2009, SB Holdings Capital Inc., a subsidiary of SmithKline Beecham Corporation (“SmithKline Beecham”), owns 30,755,151 shares of the Company’s common stock. SmithKline Beecham, which is a subsidiary of GlaxoSmithKline plc. (“GSK”), obtained the shares on August 16, 1999 as partial consideration for its sale of SmithKline Beecham Clinical Laboratories, Inc. to the Company. In connection with the purchase, SmithKline Beecham agreed to indemnify Quest Diagnostics, on an after-tax basis, against certain matters primarily related to taxes and billing and professional liability claims.

At the closing of the acquisition, SmithKline Beecham and the Company entered into a stockholders agreement. During the term of the stockholders agreement, SmithKline Beecham has the right to designate two nominees to the Board (or, if required by UK GAAP, three nominees if the Board consists of more than ten directors) as long as SmithKline Beecham owns at least 20% of our outstanding common stock and one nominee to the Board as long as SmithKline Beecham owns at least 10% of our outstanding common stock. The stockholders agreement currently imposes limitations on the right of SmithKline Beecham to sell or vote its shares and prohibits SmithKline Beecham from acquiring in excess of 29.5% of our outstanding common stock.

Since the closing of the acquisition, SmithKline Beecham (or an affiliate) and the Company have been parties to a global clinical trials testing agreement under which the Company would serve as the primary or exclusive provider of SmithKline Beecham’s clinical trials testing requirements. Effective January 1, 2008, SmithKline Beecham, together and on behalf of its affiliates, and the Company entered into a new agreement, which has a scheduled termination date of December 31, 2014, under which the Company will be the principal provider of central laboratory testing services to support GSK’s clinical trials testing. In addition, on a selected basis, the Company may provide support for other early stage research and development activity. The new agreement was approved by the Board’s Governance Committee pursuant to the Company’s related person transaction policy. GSK pays the Company based upon a fee schedule attached to the agreement, subject to adjustment. Net revenues with respect to services provided to GSK under the clinical trials agreement were approximately $71 million in 2008. This amount represents approximately one percent of the 2008 net revenues of the Company and less than one percent of the 2008 net revenues of GSK.

During 2008, the Company and GSK purchased additional goods and services from each other. These transactions were in the ordinary course of business and at prevailing market prices and were not material to either party.

STOCK OWNERSHIP INFORMATION

We encourage our directors, officers and employees to own our common stock; owning our common stock aligns their interests with your interests as shareholders. The Board’s stock ownership guidelines require each non-management director to own at least 6,000 shares of our common stock before the director can receive full cash settlement for his or her stock option exercises. The Company’s stock ownership guidelines require officers to maintain a minimum ownership position in our common stock before they can receive full cash settlement for their stock option exercises. See also “Compensation Discussion and Analysis” beginning on page 16.

The following table shows the number of shares of the Company’s common stock beneficially owned by (1) each person who is known to the Company to own beneficially more than 5% of the Company’s common stock, (2) each director of the Company and each nominee, (3) each named executive officer and (4) all directors, nominees and executive officers of the Company as a group. Information in the table regarding the Company’s directors and executive officers is provided as of March 10, 2009. Information in the table regarding GSK is provided as of March 20, 2009.

Name	Number of Shares Beneficially Owned	Percentage of Class
GSK (1)	30,755,151	16.5%
Named Executive Officers (2)(3)(4)
Surya N. Mohapatra (5)	1,859,877	*
Robert A. Hagemann	812,153	*
Michael E. Prevoznik	480,784	*
Joan E. Miller	273,160	*
Wayne R. Simmons	169,697	*
Directors (2)(4)(6)
John C. Baldwin	51,667	*
Jenne K. Britell	28,000	*
William F. Buehler	121,961	*
Rosanne Haggerty	82,399	*
Gary M. Pfeiffer	41,667	*
Daniel C. Stanzione	117,891	*
Gail R. Wilensky	116,891	*
John B. Ziegler (7)	107,033	*
All directors and executive officers as a group (13 persons) (2, 3, 4, 5, 6, 7)	4,263,180	2.2%

*	Less than 1%.

(1)

The business address of GSK is 980 Great West Road, Brentford, Middlesex TW8 9GS England. The ownership information is based on the information contained on a Schedule 13D amendment filed by GSK with the SEC on March 20, 2009. SB Holdings Capital Inc., a wholly owned subsidiary of GSK, holds the shares of record. The Schedule 13D also discloses that GSK has shared voting and dispositive power with respect to all of the shares owned by it.

(2)	All directors and executive officers have sole voting power and sole dispositive power over all shares of common stock beneficially owned by them.

(3)

Includes shares of common stock which are subject to options issued under the Employee Plan that are exercisable as of, or will become exercisable within 60 days of, March 10, 2009. Dr. Mohapatra, Mr. Hagemann, Mr. Prevoznik, Dr. Miller and Mr. Simmons have the right to purchase 1,629,574; 713,836; 442,109; 199,465 and 155,426 shares, respectively, pursuant to such options.

(4)

Does not include unvested restricted share units corresponding to common stock held by the directors and executive officers. Mr. Hagemann, Mr. Prevoznik, Dr. Miller and Mr. Simmons held 19,893; 9,678; 11,828; and 9,678 restricted share units, respectively, all of which were part of equity awards made in February 2009 (Dr. Mohapatra’s February 2009 equity award was in the form of restricted shares, which are included in the table above). Each nonemployee director held 1,667 restricted share units, except Dr. Britell and Mr. Ziegler have 3,334 stock units (of which 1,667 share units are vested).

(5)	Includes 63,598 shares of common stock beneficially owned indirectly by Dr. Mohapatra as grantor/trustee of qualified grantor retained annuity trusts.

(6)

Includes options issued under the Director Plan that are exercisable as of, or will become exercisable within 60 days of, March 10, 2009. Dr. Baldwin, Dr. Britell, Mr. Buehler, Ms. Haggerty, Mr. Pfeiffer, Dr. Stanzione, Dr. Wilensky and Mr. Ziegler have the right to purchase 46,666; 24,166; 106,666; 78,066; 36,666; 106,666; 106,666; and 96,997 shares, respectively, pursuant to such options.

(7)	Mr. Ziegler disclaims beneficial ownership of the shares of common stock owned by GSK.

2008 DIRECTORS COMPENSATION TABLE

The following table sets forth the 2008 compensation of our non-employee directors. Dr. Mohapatra, the only employee director, received no additional compensation for serving as a director.

Director	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings($)(4)	All Other Compensation ($)(5)	Total ($)
John C. Baldwin	62,000	83,250	110,394		36,000	291,644
Jenne K. Britell	63,500	83,250	110,394		36,000	293,144
William F. Buehler	61,250	83,250	110,394		36,000	290,894
Rosanne Haggerty	53,750	83,250	110,394		36,000	283,394
Gary M. Pfeiffer	99,500	83,250	110,394	66	36,000	329,210
Daniel C. Stanzione	99,500	83,250	110,394	2,636	36,000	331,780
Gail R. Wilensky	62,000	83,250	110,394		36,000	291,644
John B. Ziegler	56,750	83,250	110,394		36,000	286,394

(1)	Includes amounts earned for 2008, including meeting fees for the fourth quarter of 2008 that were paid in January 2009. Does not include amounts paid in 2008 for 2007 meeting fees.

(2)

Represents the dollar amount recognized for financial statement reporting purposes in 2008 in accordance with the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”) of restricted share unit grants, pursuant to the Director Plan, made in 2008 (also represents the grant date fair value of such restricted share units). As of December 31, 2008, each non-employee director held 1,667 restricted share units, except Dr. Britell and Mr. Ziegler have 3,334 restricted share units.

(3)

Represents the dollar amount recognized for financial statement reporting purposes in fiscal 2008 pursuant to SFAS 123R of stock option grants, pursuant to the Director Plan, made in 2008 (also represents the grant date fair value of such stock options). As of December 31, 2008, each non-employee director held options to purchase the following number of shares of the Company’s common stock: Dr. Baldwin: 58,000; Dr. Britell: 35,500; Mr. Buehler: 118,000; Ms. Haggerty: 89,400; Mr. Pfeiffer: 48,000; Dr. Stanzione: 118,000; Dr. Wilensky: 130,000; and Mr. Ziegler: 129,297.

(4)

Interest in excess of 120% of the applicable federal long-term rate credited to a deferred compensation account maintained on behalf of the director under the Deferred Compensation Plan for Directors. Interest is credited to the account at the prime rate of Citibank, N.A. in effect on the first date of each calendar quarter.

(5)	Represents payment to each director for fees, expenses, interest and tax gross-up in connection with revised tax reporting of certain prior restricted stock awards.

Fees and Plans for Non-Employee Directors

None of our non-employee directors receives any consulting or other non-director fees from the Company.

Annual Cash Retainer Fees. Non-employee directors receive an annual cash retainer fee of $35,000, payable in quarterly installments of $8,750.

Meeting Fees. Non-employee directors receive a meeting fee of $1,500 for attending each Board or committee meeting at which a majority of directors attend in person and $750 for attending a meeting at which a majority of directors attend by telephone. Each director who serves as committee chair receives an additional $6,000 annual fee, except the Chair of the Audit and Finance Committee and the Lead Independent Director (who is also the Chair of the Governance Committee), each of whom receives an additional $30,000 annual fee.

Long-Term Incentive Plan for Non-Employee Directors. Each non-employee director participates in the Director Plan. The Director Plan currently authorizes the grant of non-qualified stock options and/or a stock award on the date of the annual shareholders meeting, in such proportions as the Board may determine, covering an aggregate of not more than 20,000 shares of the Company’s common stock. If a person is appointed or elected as a director other than on the date of the annual shareholders meeting, the Board may grant to such director a prorated option and/or stock award, in such proportions as the Board may determine. The Director Plan also permits a one-time grant to a non-employee director of stock options and stock awards covering an aggregate of not more than 40,000 shares of common stock of the Company upon initial election to the Board. The annual option grants become exercisable, and annual restricted share units generally vest, in three equal annual installments, beginning on the first anniversary of the date of grant, regardless of whether the non-employee director remains a director.

A director may elect to receive annual retainer and meeting fees in stock options or stock awards in lieu of cash. The number of options issued in lieu of cash for the retainer and meeting fees is based on the estimated value of such options using the lattice-based option-valuation model for recognizing expense for financial statement reporting purposes pursuant to SFAS 123R. The number of shares issued in lieu of cash for the retainer and meeting fees is based on the fair market value of the stock on the date that the cash payment would otherwise be made. Options granted in lieu of retainer and meeting fees vest immediately. Options granted in 2008 under the Director Plan, once vested, are exercisable through the seventh anniversary of the date of grant even if the director’s service on the Board terminates. The aggregate number of shares of the Company’s common stock which may be issued pursuant to stock awards or the exercise of options granted under the Director Plan may not exceed 2,000,000 (subject to adjustments in certain circumstances). The exercise price of all stock options issued under the Director Plan is the fair market value of our common stock on the grant date.

Shareholders are being asked to approve amendments to the Director Plan at the annual meeting (see “Proposal No. 3–Approval of Amendments to the Director Plan” at page 46).

Deferred Compensation Plan for Directors. Under the Company’s Deferred Compensation Plan for Non-Employee Directors, each non-employee director may elect to defer, until a date specified by the director or until the director’s termination of service as a director, all or a portion of the director’s cash compensation or any stock grants awarded pursuant to the Director Plan. Cash amounts deferred may be indexed to (i) a cash account under which amounts deferred earn interest, compounded quarterly, at the prime rate of Citibank, N.A. in effect on the first date of each calendar quarter or (ii) the Company’s common stock.

2008 Changes in Director Compensation. Based on the recommendation of the Compensation Committee, effective at the 2008 annual shareholders meeting, the Board reduced the size of the annual equity grant to non-employee directors. The Board reduced the size of the annual stock option grant from 10,000 options to 8,000 options. The size of the annual restricted stock grant remained unchanged at 1,667 shares, and the form of the award was changed from restricted shares to restricted share units.

2009 Changes in Director Compensation. Based on the recommendation of the Compensation Committee, the Board proposes to increase the maximum term for stock options from 7 years to 10 years, consistent with the proposed change for employee options. This change would apply to stock options granted under the Director Plan on or after the date of the 2009 annual meeting, but would not affect stock options previously granted. The proposal is conditioned on shareholder approval of the proposed amendments to the Director Plan at the annual meeting (see “Proposal No. 3—Approval of Amendments to the Director Plan” on page 46 below). If shareholders do not approve the proposed amendments to the Director Plan at the annual meeting, then the term of the 2009 options granted to directors will remain 7 years.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Committee (the “Committee”), in consultation with senior management and outside consultants, determined 2008 executive compensation after considering, among other things, the Company’s performance, the current challenging economic environment and the general market focus on executive pay. We believe that our compensation programs are balanced and reasonable. They focus on the long term and do not rely on highly leveraged incentives that encourage risky short-term behavior. Our equity programs, including the vesting features of our equity awards, combined with our senior management share retention and ownership guidelines, are designed to link executive compensation to long-term stock performance. Our performance share awards, which are generally based on a three-year performance period, reward longer term financial and operational performance. Our annual cash incentives reward the achievement of annual performance, operating and strategic goals (both financial and non-financial). Our executive compensation in 2008 reflects our strong financial results and that the Company is financially sound and well positioned for continued growth.

Executive Compensation Philosophy and Components

The objectives of our executive compensation program are to attract and retain talented executives who have the skills and experience required to help us achieve our strategic objectives and advance the long-term interests of our shareholders. The compensation opportunity for our named executive officers is directly tied to corporate performance, both financial and non-financial results, and individual performance.

The principal components of compensation for our named executive officers are:

•	Base salary;

•	Annual performance-based cash incentives paid under the Senior Management Incentive Plan (SMIP);

•	Long-term incentive awards issued under the Employee Plan in the form of stock options, restricted shares and performance shares;

•

Deferred compensation, including Company matching contributions or credits, under the tax-qualified Quest Diagnostics Profit Sharing Plan (401(k) Plan) and the non-qualified Supplemental Deferred Compensation Plan (SDCP); and

•	Retirement income for our Chief Executive Officer under a Supplemental Executive Retirement Plan (SERP).

Our executive compensation program is designed to:

•	Attract and retain talented executives;

•	Incent executives to achieve results that appropriately balance the short-term and the long-term interests of our shareholders, employees and customers;

•	Reward corporate and individual performance;

•	Support our business strategy and financial objectives; and

•	Provide flexibility and responsiveness to changing business conditions, as well as the growth and diversification of the Company.

Setting Executive Compensation

The Committee establishes the Company’s general compensation philosophy in consultation with our Chief Executive Officer and Vice President of Human Resources. The Committee oversees our executive compensation program and regularly monitors our executive compensation to ensure adherence to our compensation philosophy. The Committee has engaged Towers Perrin as its external compensation consultant. At the Committee’s request, the consultant provides analyses and information regarding executive compensation trends and market practices, including, during 2008, an analysis of executive officer and director compensation. The consultant also performed calculations related to certain severance payments included in the tally sheets discussed below. In 2008, the consultant performed services for the Committee, but not for the Company.

Role of Executive Officers in Compensation Process

The Chief Executive Officer recommends to the Committee individual compensation adjustments for the executive officers, other than himself, based on market data and Company and individual performance. He also recommends incentive compensation measures to align compensation with our corporate objectives. The Chief Executive Officer is present during the portions of Committee meetings in which compensation decisions regarding the named executive officers other than the Chief Executive Officer are reviewed and decided, but the Committee retains the final authority for all such decisions.

Competitive Pay Information

For each named executive officer, the Committee annually reviews performance and approves all elements of compensation, including cash and equity awards, except for our broad-based employee benefit programs. After the Committee approves the compensation of our named executive officers, the Committee reports the compensation to the full Board.

To assist the Committee with its review, our Human Resources department, in consultation with the Committee’s consultant, annually prepares analyses of each named executive officer’s compensation, including tally sheets. The review includes current and prior year compensation information with base salary, target and paid annual incentive compensation, deferred compensation activity and balances, aggregate equity grant values, SERP benefits, perquisites, and all other compensation, as well as estimates of the amounts payable to each named executive officer upon termination of employment under various circumstances, including termination in connection with a change in control.

The compensation targets for, and compensation earned by, each named executive officer are analyzed relative to market data for comparable positions in a peer group, comprised of the companies in the S&P 500 Healthcare Equipment and Services Index, which includes Quest Diagnostics. Each company in the peer group is in the business of healthcare service, equipment or distribution. The peer group is used as a reference for all compensation comparisons except measuring payouts under our performance share awards, as discussed below. We periodically review our peer group to determine if it continues to be appropriate for comparison purposes. In 2008, the Committee’s consultant did a separate, independent analysis of our peer group; the Committee determined that the peer group remained appropriate.

For the named executive officers, the Committee establishes target compensation consistent with comparable positions in the peer group and provides our named executive officers with the opportunity to earn greater rewards for performance that exceeds established goals. For each named executive officer, the key elements of base salary, total cash compensation, and long-term incentives, as well as the mix of these elements of direct compensation, are compared, to the extent possible, with amounts received by executives holding similar positions at companies in our peer group. We adjust the comparisons to take account of different scope of job responsibility where appropriate. Specific consideration is given to the weighting of fixed and at risk components of pay relative to the peer group. No single element of compensation is set without considering the total direct compensation of the named executive officers relative to the marketplace, as well as the impact of any change on the other components of our pay model. The economic value of each participant’s prior equity awards at the date of grant is considered when setting annual compensation packages. We do not take into account realized or unrealized gains from previous equity awards in setting subsequent total compensation levels. Our practice is to establish base salary, annual cash incentive targets and equity grant levels and terms to deliver total direct compensation at market competitive levels, depending upon the named executive officer’s responsibilities, expertise and experience, along with individual and Company performance. Consideration is also given to the criticality of retaining the executive. For 2008, the total direct compensation for the Chief Executive Officer was in the 62nd percentile of the peer group, while the total direct compensation for the other named executive officers ranged from the 36th to 69th percentile. The Committee believes that the total direct compensation for each named executive officer was appropriate in 2008 in light of the factors discussed above.

Pay Components

Base Salary

We pay base salary to our executives to provide them a steady source of income for their exclusive services to the Company. The Committee annually reviews and approves base salaries for the named executive officers. Consistent with our executive compensation philosophy, base salaries are set at levels competitive with the peer group. The Committee determined whether base salary adjustments were warranted following an assessment of our 2007 results and each named executive officer’s position, performance, scope of responsibility, current salary level and market comparables. After considering these factors, effective January 1, 2008, the Committee established each named executive officer’s base salary as follows:

	Percentage Increase	2008 Base Salary ($)
Dr. Surya N. Mohapatra	4.5%	1,143,868
Robert A. Hagemann	4.5%	517,713
Michael E. Prevoznik	4.5%	448,607
Dr. Joan E. Miller	3.5%	439,875
Wayne R. Simmons	3.5%	403,649

The total base salary paid to each named executive officer in 2008 is reported in the “2008 Summary Compensation Table” on page 25.

SMIP

We pay annual incentives in accordance with the SMIP, which our shareholders approved at our 2003 annual shareholders meeting. The Committee selects a maximum of ten participants for inclusion in the SMIP each year. Pursuant to his employment agreement, Dr. Mohapatra, our Chief Executive Officer, must participate in the SMIP. Dr. Mohapatra’s incentive target (expressed as a percentage of base salary) is specified in his employment agreement. For each participant, the threshold, target and maximum performance criteria are established with payout opportunities set at zero, one-times (1x), and two-times (2x) target incentive, respectively. Rewards for performance levels between these levels are interpolated. All SMIP payments are subject to the achievement of specific performance goals and, if achieved, are scheduled to be paid on or before March 15th of the year following the completion of the performance year.

For 2008, the target SMIP incentives and SMIP payouts for the named executive officers are summarized below.

	2008 Target Incentive as a % of Salary	2008 Actual Performance as a % of SMIP Target	2008 Actual Performance as a % of Salary
Dr. Surya N. Mohapatra	150	111.7	167.5
Robert A. Hagemann	90	111.7	100.5
Michael E. Prevoznik	65	111.7	72.6
Dr. Joan E. Miller	65	114.8	74.6
Wayne R. Simmons	70	113.4	79.4

SMIP payouts are based on performance against both financial and non-financial goals. The principal financial goals relate to achieving revenue and earnings per share targets. In addition, SMIP payouts are based on performance against several strategic initiatives, comprised of both financial and non-financial goals. The following table summarizes the performance measures and the relative weights allocated to each measure under the SMIP for 2008 for each named executive officer. The Committee sets the performance measures and relative weights for each named executive officer to reflect the executive’s specific contribution to each particular performance measure.

Measure	Weightings
	Dr. Mohapatra (%)	Mr. Hagemann (%)	Mr. Prevoznik (%)	Dr. Miller (%)	Mr. Simmons (%)
EPS from continuing operations	60	60	60	50	50
Revenue	20	20	20	25	15
Operating Margin				10	25
Strategic initiatives	20	20	20	15	10

Total	100	100	100	100	100

Earnings per diluted share (EPS) from continuing operations and revenue are weighted heavily under the SMIP in order to provide the proper incentive to management to stimulate profitable growth. In calculating EPS from continuing operations, we made adjustments for the following predefined items: charges related to reorganization and restructuring programs; charges related to the acquisition or integration of a company or business; gains or losses on extinguishment of debt; and effects of changes in tax law. We made these adjustments to exclude the impact of certain unusual or nonrecurring items and to incent management to make decisions that are focused on long-term value creation.

The revenue targets for Dr. Mohapatra, Mr. Hagemann and Mr. Prevoznik are based on the Company’s consolidated revenue. The revenue and margin targets for Dr. Miller and Mr. Simmons are based on areas of the business for which they have responsibility. Dr. Miller is Senior Vice President, Hospital and Pathology Services. Mr. Simmons is Vice President, Operations.

The targets and resulting payout factors for EPS from continuing operations and consolidated revenue for 2008 were:

Measure	Target ($)	Actual Results ($)	Payout Factor %
EPS from continuing operations	3.10	3.28	138
Consolidated revenue	7,300 million	7,249 million	86

The areas for which Dr. Miller and Mr. Simmons have responsibility represent approximately 87% of our 2008 consolidated revenues. The payout factors for the revenue measures for the areas for which Dr. Miller and Mr. Simmons have responsibility were 74 percent and 78 percent, respectively. The payout factors for the margin measures for the areas for which Dr. Miller and Mr. Simmons have responsibility were 171 percent and 110 percent, respectively.

In 2008, four strategic initiatives were included as SMIP goals. Each initiative was developed to deliver results during 2008 and position us for accelerated growth in revenues and earnings over the long term. The specific initiatives were set around the following four objectives:

•	Align acquired pathology operations with current Company operations;

•	Establish a platform in India for future growth;

•	Achieve key milestones related to establishing a position in point-of-care testing; and

•	Establish development plan for leadership planning

Potential performance for each strategic initiative ranged from 0x to 2x. Actual performance against the four initiatives ranged from 29 percent to 100 percent.

Overall, the Committee believes that the annual incentive payments made to our named executive officers for 2008 were consistent with the objectives of our executive compensation program. The following table sets forth, for each year since 2005, the average annual incentive payment as compared to target for the named executive officers then in office. We believe that the results indicate that the targets have been set at reasonable levels.

Year	Average Payment as Compared to Target (%)
2005	82
2006	148
2007	103
2008	112

Long-Term Incentive Awards

We design our long-term incentive awards to:

•	Align management’s compensation opportunities with the interests of our shareholders;

•	Provide long-term compensation opportunities consistent with market practice;

•	Incent and reward long-term value creation; and

•	Provide a retention incentive for key employees.

In determining the value of the long-term incentive component of each named executive officer’s compensation, the Committee considers, without limitation:

•	The value of similar incentive awards to executive officers in the peer group; and

•	The individual’s scope of responsibility, performance and contribution to meeting the Company’s objectives.

Timing of Equity Awards

It has been the Committee’s practice to make annual equity grants at a meeting held shortly after we announce our prior year’s earnings. The Committee also makes equity grants to new hires and promoted employees, and other grants in special cases, from time to time as appropriate.

The Committee has delegated to the Chief Executive Officer with the Vice President of Human Resources the authority to grant, under limited circumstances, equity grants to employees other than executive officers. Pursuant to this authority, they may award up to 20,000 options and 10,000 restricted or performance shares per quarter. In 2008, approximately 3,334 options and 2,309 shares were granted under this authority.

In addition, based on the Committee’s recommendation, the Board has authorized the Chief Executive Officer to designate employees as recipients of nonqualified stock options. The Chief Executive Officer may grant options to employees, other than executive officers, annually in amounts not exceeding 25,000 per employee and 100,000 in the aggregate. The grants must have an exercise price equal to fair market value on the grant date and other terms and conditions identical to the terms and conditions most recently approved by the Committee. In 2008, no options were granted pursuant to this authority.

Management regularly reports to the Committee grants under these two delegations of authority.

Determination of January 1, 2006 Performance Share Awards

In March 2008, the Committee determined payment for performance share awards made as of January 1, 2006.

At the time of grant the Committee established baselines, target performance levels and the measurement period. The performance measure was the compound annual growth rate of the Company’s earnings per share from continuing operations (subject to adjustment for predefined items and calculated in accordance with the plan), compared to the annual growth rate of the earnings per share of the companies included in the S&P 500 Healthcare Index (which is comprised of the peer group and the S&P 500 Pharmaceuticals, Biotechnology and Life Sciences Index) (the “Performance Share Comparator Group”). The measurement period was January 1, 2006 to December 31, 2007. The following chart shows the targeted performance levels (awards for performance between these percentiles are interpolated on a straight-line basis).

Performance Relative to Performance Share Comparator Group	Performance Shares Earned (as multiple of target number of shares)
Greater than or equal to 85th percentile	2X
Equal to 55th percentile	1X
Less than or equal to 25th percentile	0X

In calculating EPS from continuing operations, the Committee made adjustments for the following predefined items: charges related to reorganization and restructuring programs; charges related to the acquisition or integration of a company or business; and gains or losses on extinguishment of debt. We made these adjustments to exclude the impact of certain unusual or nonrecurring items and to incent management to make decisions that are focused on long-term value creation.

The Committee determined that the compound annual growth rate in the Company’s fully diluted earnings per share from continuing operations for the performance period was 7.9% and was in the 31.9 percentile of the Performance Share Comparator Group. Accordingly, the Committee determined that the earnings multiple applicable to these awards during the performance period was 23% of target, and approved payout of such awards using this multiple.

Determination of February 2006 Performance Share Awards

In March 2009, the Committee determined payment for performance share awards made in February 2006. The performance period for those awards ended on December 31, 2008. Payment for these awards will be discussed in the 2010 Compensation Discussion and Analysis.

2008 Equity Awards

In March 2008, the Committee awarded long-term compensation for 2008 to the named executive officers pursuant to the long-term incentive program described below, resulting in the equity awards shown under “2008 Grants of Plan-Based Awards Table” on page 26. In considering the size of the award for each named executive officer, the Committee considered the factors described above, including the performance of the Company and the executive during 2007 and the competitive market for executive talent.

The Committee revised the mix of annual long-term incentive awards that it had authorized in preceding years. In preceding years, the Committee authorized approximately 1/3 of the total value of the annual equity award in performance shares, assuming the performance shares are ultimately earned at target, and approximately 2/3 of the total value of the annual equity award in stock options.

Performance share awards continued to represent approximately 1/3 of the total value of the annual equity award. Performance shares encourage a long-term view and reinforce the link between financial results and rewards. The value that they provide depends on the level of achievement of predefined performance goals over the multi-year performance period. If minimum performance levels are not achieved, the performance shares are forfeited and provide no value.

We also continued to use stock options as a component of our equity awards. Stock options align incentives with shareholder interests by rewarding appreciation in stock price. We believe that stock options are an appropriate incentive to motivate our employees. For 2008, stock options represented approximately 1/3 of the total value of the annual equity award.

Approximately 1/3 of the total value of the annual equity award was delivered in the form of restricted shares that vest as follows: 25% on each of the first and second anniversaries of the grant date and 50% on the third anniversary of the grant date. We believe that restricted shares enhance executive retention across business cycles because they retain a portion of their value if our stock price declines from the grant date price. Restricted shares also foster an ownership culture, help motivate employees to perform at peak levels across business cycles and motivate increasing shareholder value. We included restricted shares as a component in our 2008 equity awards because we believed that it would positively impact employee engagement and retention and that it aligns employee interests with the interests of our shareholders over the long term.

In an effort to better align executive compensation with achievement of the Company’s financial goals, we also revised the performance measure for our performance share awards. The performance measure for our 2008 performance share awards is a targeted compound annual growth rate of our earnings per share from continuing operations over a three-year period based upon our strategic business plan. We believe that a performance measure linked to the Company’s goals makes it easier for our employees to track progress compared to one based on a peer group and therefore strengthens the incentive effect of the performance share awards.

The target performance shares subject to the 2008 performance share awards will be earned over a three-year period ending December 31, 2010 and will be paid out in shares of the Company’s common stock at the end of the period to the extent that the performance level is achieved. The Committee established baselines, target performance levels and the measurement period. No performance shares will be earned if a specified minimum performance level is not achieved. For performance above the threshold level, payment will vary with actual performance achieved, up to a maximum payment of 2 times the target level. Determination of the shares payable pursuant to the 2008 performance share award will be made after the end of the performance period.

Changes for 2009

After discussions regarding potential changes in approach for 2009 long-term incentive awards, the Committee determined to make two minor changes in the long-term incentive program for 2009.

First, the Committee determined that new stock options should have a 10-year term, rather than a 7-year term. The change would apply to options granted in February 2009, but would not affect stock options previously granted. The Board of Directors has proposed for shareholder approval at the annual meeting an amendment to the Employee Plan to authorize options having a 10-year term (see “Proposal No. 2—Approval of Amendments to the Employee Plan” beginning on page 40 below). If shareholders do not approve the proposed amendments to the Employee Plan at the annual meeting, then the options granted to employees will continue to have a 7-year term.

Second, the Committee determined to change the form of the restricted share award for most employees to restricted share units. The same change was made in 2008 for director awards, and primarily reflects administrative and tax considerations, as the Committee considers restricted shares and restricted share units to be essentially economic equivalents.

Reload Options

We have not granted options with a “reload” feature since 2002. Some outstanding options that we granted before 2002 contain a “reload” feature.

Deferred Compensation

All employees who satisfy certain service requirements, including the named executive officers, are entitled to participate in our 401(k) Plan, in which participants may defer a portion of their eligible cash compensation up to limits established by law. All the named executive officers except the Chief Executive Officer also are eligible to participate in the SDCP. The purposes of the 401(k) Plan and SDCP are to provide eligible employees an opportunity to save for their retirement and, through Company matching contributions and credits, to provide supplemental retirement income to help us compete in the market for talented employees. For additional information regarding the SDCP, see “2008 Nonqualified Deferred Compensation Table” on page 31.

SERP

Dr. Mohapatra is the only named executive officer covered by a defined benefit plan. To enable us to secure the services of Dr. Mohapatra as our Chief Executive Officer, in December 2004 we established the SERP, which is an unfunded non-qualified plan, in connection with commitments made in Dr. Mohapatra’s employment agreement. With the adoption of the SERP, Dr. Mohapatra waived his participation in the SDCP for 2005 and thereafter. His account balances for pre-2005 contributions continue to be invested under the SDCP. The Committee continues to believe that market conditions and the importance of maintaining Dr. Mohapatra’s services as Chief Executive Officer make it appropriate for the Company to maintain the SERP for Dr. Mohapatra. For a description of the SERP, see “2008 Pension Benefits Table” on page 30.

Perquisites

Perquisites represent a minor component of executive compensation. We provide perquisites that we believe are reasonable and competitive. Mr. Hagemann, and Mr. Prevoznik are eligible to be reimbursed, up to certain limits, for tax and financial planning services. Pursuant to Dr. Mohapatra’s employment agreement, the Company reimbursed him for driver and vehicle costs and the Company paid legal costs in connection with his employment agreement. Additionally, the Committee approved reimbursing Dr. Mohapatra for security for his residence, and encouraged Dr. Mohapatra and his family to use the Company aircraft for personal travel. In addition, pursuant to Company policy, the Company reimbursed Dr. Miller and Mr. Simmons for relocation expenses that were incurred in connection with their 2007 promotions and subsequent moves. These perquisites are disclosed in the “2008 Summary Compensation Table” on page 25.

Other Benefits

As part of his or her total compensation package, each named executive officer is eligible to participate in our broad-based employee benefit plans, such as medical, dental, group life insurance and disability plans, and the employee stock purchase plan and the 401(k) Plan. Each of these benefits is provided on the same basis as available to other exempt employees. Our benefits are designed to attract and retain talented employees and to provide them with competitive benefits.

Impact of Accounting and Tax Treatment on Executive Compensation

Section 162(m) of the Code precludes a public corporation from taking a tax deduction for annual compensation in excess of $1 million paid to its chief executive officer and the three most highly paid executive officers other than the chief financial officer, unless certain specific and detailed criteria are satisfied. The anticipated tax treatment to the Company and to the executive officers is taken into consideration in the review and establishment of all compensation programs and payments. Our general policy is to attempt to preserve the tax deductibility of compensation paid to our executive officers under existing tax laws, including annual incentive awards paid under the SMIP and the grants of equity awards. As tax laws change, the Committee will consider their implications.

In order to satisfy the requirements of Section 162(m), the SMIP limits the annual incentive award for each participant at 1% of the Company’s Earnings (as defined in the SMIP) in the fiscal year. For 2008, the annual incentive award for each SMIP participant was less than the maximum allowable incentive award payable under the SMIP.

Under his employment agreement, Dr. Mohapatra will receive a tax gross-up payment for any golden parachute excise tax consequences under Sections 280G and 4999 of the Internal Revenue Code. The other named executive officers also will receive tax gross-ups for any parachute excise tax consequences, unless a reduction of the parachute payments by not more than 5% would result in no excise tax being incurred.

See Note 12 of the Company’s consolidated financial statements for the year ended December 31, 2008 for a discussion of the accounting treatment of executive compensation plans.

CEO Employment Agreement

Dr. Mohapatra, our Chief Executive Officer, is the only named executive officer with an employment agreement with the Company. The Company entered into this employment agreement with Dr. Mohapatra in November 2003 to secure his services as Chief Executive Officer. The parties amended and restated the agreement on July 31, 2006, prior to the expiration of the initial term, to retain Dr. Mohapatra’s continued service as Chief Executive Officer. The parties amended and restated the agreement again on November 7, 2008 to accommodate the final regulations under Section 409A of the Internal Revenue Code; the amendments do not increase or add benefits. The Committee continues to believe that market conditions and the importance of maintaining Dr. Mohapatra’s services as Chief Executive Officer make it appropriate for the Company to maintain an employment agreement with Dr. Mohapatra. For a description of Dr. Mohapatra’s agreement, see “Employment Agreement” on page 27 and “2008 Potential Payments Upon Termination or Change in Control—Dr. Mohapatra” on page 32. We filed a copy of Dr. Mohapatra’s employment agreement with the Securities and Exchange Commission and it is an exhibit to our annual report on Form 10-K.

Termination and Change in Control Arrangements

The Company’s Executive Officer Severance Plan covers all named executive officers other than the Chief Executive Officer, whose severance provisions are established in his employment agreement. No named executive officer will receive any severance benefits solely as a result of a change of control, although Dr. Mohapatra has the right to terminate his employment and receive severance on certain change of control events. In 2008, the Committee approved certain changes to the severance plan, primarily to accommodate the final regulations under Section 409A of the Internal Revenue Code. The changes do not increase or add new benefits.

For additional information, see “2008 Potential Payments upon Termination or Change in Control” on page 32.

We believe that the severance benefits provided to our named executive officers are consistent with market practice and are appropriate recruiting and retention tools. The named executive officers have agreed to non-competition and non-solicitation covenants for a period following termination of employment.

Executive Share Retention Guidelines and Hedging Policy

In order to promote equity ownership and further align the interests of management with those of our shareholders, we adopted senior management share retention and ownership guidelines in 2005. Under these guidelines, each officer is expected to maintain a minimum ownership position before he or she can receive full cash settlement for option exercises. The minimum share ownership threshold for each named executive officer is as follows:

Named Executive Officer	Number of Shares
Dr. Surya N. Mohapatra	100,000
Robert A. Hagemann	40,000
Michael E. Prevoznik	24,000
Dr. Joan E. Miller	12,000
Wayne R. Simmons	16,000

The Committee periodically reviews these guidelines and may adjust them.

All employees and directors are also prohibited from entering into transactions that result in a financial benefit if our stock price declines, or any hedging transaction involving our stock, including but not limited to the use of financial derivatives (such as puts and calls), short sales or any similar transactions. In addition, our directors and executive officers, as well as certain other employees, may purchase or sell Company securities only during window periods of 30 calendar days that begin on the second business day following the issuance of our quarterly earnings releases.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s annual report on Form 10-K for 2008.

COMPENSATION COMMITTEE

William F. Buehler, Chairman
Jenne K. Britell, Ph.D.
Gary M. Pfeiffer
Daniel C. Stanzione, Ph.D.
John B. Ziegler

ADDITIONAL INFORMATION REGARDING EXECUTIVE COMPENSATION

2008 Summary Compensation Table

The following table summarizes the compensation for 2008 for each named executive officer.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Surya N. Mohapatra	2008	1,143,868	—	4,346,814	2,818,781	1,915,693	1,630,230	109,246	11,964,632
Chairman, President and	2007	1,094,610	—	758,033	4,226,531	1,669,007	1,089,000	116,772	8,953,953
Chief Executive Officer	2006	1,023,000	100,000	605,531	4,267,187	1,946,307	1,180,390	172,674	9,295,089
Robert A. Hagemann	2008	517,713	—	1,780,831	1,234,152	520,224	—	71,254	4,124,174
Senior Vice President	2007	495,419	—	303,123	1,722,222	453,234	—	69,042	3,043,040
and Chief Financial	2006	463,008	—	247,844	1,834,417	643,187	—	47,663	3,236,119
Officer
Michael E. Prevoznik	2008	448,607	—	861,309	671,973	325,566	—	53,347	2,360,802
Senior Vice President	2007	429,289	—	146,464	839,211	283,642	—	57,197	1,755,803
and General Counsel	2006	401,207	—	119,309	917,491	386,873	—	43,546	1,868,426
Joan E. Miller	2008	439,875	—	823,772	730,805	328,235	—	30,813	2,353,500
Senior Vice President	2007	394,746	—	140,101	593,445	265,817	—	31,000	1,425,109
Hospital and Pathology
Services
Wayne R. Simmons	2008	403,649	—	701,843	523,948	320,416	—	186,104	2,135,960
Vice President
Operations

(1)

Includes amounts deferred by named executive officers into a qualified 401(k) plan and the Supplemental Deferred Compensation Plan (“SDCP”) (see “2008 Nonqualified Deferred Compensation Table” on page 31).

(2)

The amounts in this column represent the dollar amounts recognized for financial statement reporting purposes in 2008, 2007 and 2006 with respect to performance share grants and restricted share grants made in 2008 and prior fiscal years, in accordance with SFAS 123R. For additional information, see Notes 12, 13 and 12 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for 2008, 2007 and 2006, respectively. The amounts do not reflect the actual value that may be realized by the named executive officers. The value that may be realized depends on the future value of the Company’s shares and, with respect to the performance share grants, achievement of the performance objectives. Of the expense reported for 2008, the amounts shown in the following chart are attributable to 2008 awards and the balances are attributable to prior year awards. Additional expense attributable to 2008 awards will be recognized in subsequent years.

Name	2008 Stock Award Expense Reported in 2008
Surya N. Mohapatra	1,656,963
Robert A. Hagemann	688,861
Michael E. Prevoznik	335,133
Joan E. Miller	409,583
Wayne R. Simmons	327,688

(3)

The amounts in this column represent the dollar amounts recognized for financial statement reporting purposes in 2008, 2007 and 2006 with respect to stock options granted in 2008 and prior fiscal years, in accordance with SFAS 123R. Assumptions to estimate the fair value of stock options are set forth in Notes 12, 13 and 12 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for 2008, 2007 and 2006, respectively. The amounts do not reflect the actual value that may be realized. The value that may be realized depends on the future value of the Company’s shares. Of the expense reported for 2008, the amounts shown in the following chart are attributable to 2008 awards and the balances are attributable to prior year awards. Additional expense attributable to 2008 awards will be recognized in subsequent years.

Name	2008 Option Award Expense Reported in 2008
Surya N. Mohapatra	1,007,573
Robert A. Hagemann	503,786
Michael E. Prevoznik	319,709
Joan E. Miller	358,464
Wayne R. Simmons	214,112

(4)

The amounts in this column represent payments under the Senior Management Incentive Plan (SMIP) in respect of the year earned and include amounts deferred under the SDCP. See the discussion under the SMIP in “Compensation Discussion and Analysis” on page 16 for further information regarding the SMIP performance measures.

(5)	Represents the increase in actuarial value of Dr. Mohapatra’s accumulated benefit under the Supplemental Executive Retirement Plan (SERP).

(6)	All other compensation for 2008 consists of the following:

	Dr. Mohapatra ($)		Mr. Hagemann ($)		Mr. Prevoznik ($)		Dr. Miller ($)		Mr. Simmons ($)
Matching contributions under Profit Sharing 401(k) Plan	13,300		12,440		13,800		13,800		13,286
Matching credits under Supplemental Deferred Compensation Plan	N/A		45,115		30,135		—		25,523
Tax and financial planning	—		4,055	(a)	9,412	(a)	—		—
Personal ground transportation	35,359	(b)	—		—		—		—
Relocation costs	—		—		—		16,948		141,774	(c)
Security costs	5,930	(d)	—		—		—		—
Personal use of company aircraft	46,377	(e)	9,644	(e)	—		65	(e)	5,521	(e)
Legal costs	8,280	(f)	—		—		—		—

Totals	109,246		71,254		53,347		30,813		186,104

(a)	Includes tax gross up of $1,352 and $3,137 for Mr. Hagemann and Mr. Prevoznik, respectively.

(b)

Includes the following expenses attributable to Dr. Mohapatra’s personal use of a company vehicle: (i) the portion of the vehicle lease cost (determined as a percentage of the total use of the vehicle); (ii) the invoiced expenses of the vehicle’s driver and (ii) invoiced vehicle repair and maintenance costs.

(c)

Includes closing costs in connection with the purchase and sale of residences, a relocation stipend, packing and moving expenses, reimbursement of temporary commuting expenses, and a tax gross up of $18,614.

(d)	Represents security costs for Dr. Mohapatra’s personal residence.

(e)

The value of the personal use of the Company aircraft is based on the variable costs that the Company incurred in connection with personal flight activity, and does not include the fixed costs of owning and operating the Company aircraft. The value was calculated based on the aggregate incremental cost to the Company of personal travel, including: landing, parking, and flight planning expenses; supplies and catering; aircraft fuel and oil expenses per hour of flight; maintenance, parts and labor per hour of flight; customs, foreign permits and similar fees; passenger ground transportation; and aircraft repositioning costs.

(f)	Represents legal costs in connection with Dr. Mohapatra’s employment agreement.

2008 Grants of Plan-Based Awards Table

The following table provides information about plan-based awards granted to each named executive officer in 2008.

Name and Principal Position	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Closing Market Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
		Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold (#)(2)	Target (#)(2)	Maximum (#)(2)
Surya N. Mohapatra	3/4/2008	—	1,715,802	3,431,604	—	47,850	95,700					2,272,397
Chairman, President and	3/4/2008								173,334	47.49	47.71	1,978,504
Chief Executive Officer	3/4/2008							47,850				2,272,397
Robert A. Hagemann	3/4/2008	—	465,942	931,884	—	19,893	39,786					944,719
Senior Vice President and	3/4/2008								86,667	47.49	47.71	989,252
Chief Financial Officer	3/4/2008							19,893				944,719
Michael E. Prevoznik	3/4/2008	—	291,595	583,190	—	9,678	19,356					459,608
Senior Vice President and	3/4/2008								55,000	47.49	47.71	627,792
General Counsel	3/4/2008							9,678				459,608
Joan E. Miller	3/4/2008	—	285,919	571,838	—	11,828	23,656					561,712
Senior Vice President	3/4/2008								61,667	47.49	47.71	703,892
Hospital and	3/4/2008							11,828				561,712
Pathology Services
Wayne R. Simmons	3/4/2008	—	282,554	565,108	—	9,463	18,926					449,398
Vice President Operations	3/4/2008								36,834	47.49	47.71	420,438
	3/4/2008							9,463				449,398

(1)

Amounts in these columns represent the threshold, target, and maximum awards set for the 2008 SMIP. Actual amount of award paid is included in the “2008 Summary Compensation Table” on page 25 under the column titled “Non-Equity Incentive Plan Compensation.”

(2)

Amounts in these columns represent threshold, target, and maximum awards for performance shares granted in 2008. The performance period for the performance shares granted during 2008 ends on December 31, 2010. No dividends are payable on performance shares until the shares are earned and vested. For further discussion of the performance metrics see “Compensation Discussion and Analysis” on page 16.

(3)	Amounts represent the number of restricted shares granted in 2008. The shares vest 25% on March 4, 2009, 25% on March 4, 2010 and 50% on March 4, 2011.

(4)

Amounts represent the number of stock options granted in 2008. The terms of Dr. Mohapatra’s options are also subject to his employment agreement, as described on page 27. For information on vesting on termination of employment with severance benefits, see “2008 Potential Payments Upon Termination or Change in Control” on page 32.

(5)	The exercise price is the average of the high and low sales price of the Company’s common stock on the grant date.

(6)	Amounts represent the grant date fair market value of each award as determined pursuant to SFAS 123R.

Narrative Disclosure to 2008 Summary Compensation Table and 2008 Grants of Plan-Based Awards Table

Please see “Compensation Discussion and Analysis,” beginning on page 16, for additional information regarding the material terms of targets noted in the 2008 Summary Compensation Table, and regarding the amount of salary and bonus in proportion to total compensation.

Key Terms of Equity Awards Granted in 2008. Each option generally has a term of seven years, subject to earlier expiration upon termination of employment. Options generally vest ratably over a three-year period, performance shares generally vest over the performance period and restricted shares generally vest 25%, 25% and 50% on the first, second and third, respectively, anniversary of the grant date. Options, performance shares and restricted shares provide for monthly vesting prorated on termination of employment, except termination for cause. Dividends are payable on the restricted shares in the same amounts, if any, as are paid on the Company’s other outstanding shares of common stock.

The consequences of a termination of employment under Dr. Mohapatra’s equity awards are discussed below in the section entitled “2008 Potential Payments Upon Termination or Change in Control.” For all other employees, including our named executive officers other than Dr. Mohapatra, the following terms apply. Upon termination of employment prior to the conclusion of the vesting period as a result of a separation that would entitle an employee to severance benefits, the employee would immediately vest in any outstanding options, performance shares and restricted shares that would have otherwise vested if the employee had remained employed for an additional twelve months. The options, performance shares and restricted shares vest immediately under certain conditions such as a “change of control” or termination of employment by reason of death or disability. A “change of control” occurs if and when:

(i)	any person becomes the beneficial owner of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities; or

(ii)	a majority of the Company’s directors are not “continuing directors”; or

(iii)

the Company consummates any of the following transactions that are required to be approved by shareholders: (a) a transaction in which the Company ceases to be an independent publicly-owned corporation, (b) the sale or other disposition of all or substantially all of the Company’s assets or (c) a plan or partial or complete liquidation of the Company.

Employment Agreement. In November 2003, Dr. Mohapatra entered into a three-year employment agreement with the Company. On July 31, 2006, the Company and Dr. Mohapatra entered into an amendment and restatement of the employment agreement with a term ending on December 31, 2011. On November 7, 2008, the Company and Dr. Mohapatra entered into an amendment and restatement of the employment agreement (the “Employment Agreement”) to respond to the final regulations under Section 409A of the Internal Revenue Code. The Employment Agreement as amended provides:

•

An annual base salary of no less than $1,023,000. The Board of Directors or the Compensation Committee will review the base salary annually and adjust it to reflect (among other factors) increases generally granted to other senior executives of the Company and Dr. Mohapatra’s performance.

•

Effective January 1, 2007, an annual target cash bonus not less than 150% of base salary. The cash bonus is determined in accordance with the SMIP and its financial performance targets. The Board of Directors or the Compensation Committee will review the target bonus as a percentage of base salary annually for potential increase.

•

The participation by Dr. Mohapatra in all employee and welfare plans offered by the Company to its senior executive officers on a basis that is no less favorable than that made available to other senior executive officers.

•	Perquisites at least as favorable as those provided to other senior executive officers of the Company.

•	Vesting in outstanding equity awards and payment of certain severance benefits as described in “2008 Potential Payments Upon Termination or Change in Control” on page 32.

•	The establishment of the SERP, the terms of which are described in “2008 Pension Benefits Table” on page 30.

•

Covenants not to compete or solicit customers or employees for one year following termination for any reason, or for 18 months if Dr. Mohapatra is receiving severance following a notice of non-renewal of the term of the Employment Agreement ending on December 31, 2011.

Please see also the discussion under the heading “2008 Potential Payments Upon Termination or Change in Control” beginning on page 32 for additional information regarding payments due to Dr. Mohapatra upon termination of employment.

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table provides information regarding stock option and unvested stock awards held by each named executive officer at December 31, 2008.

Name and Principal Position	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
Surya N. Mohapatra	2/21/2001	152,000		26.08	2/21/2011
Chairman, President and	2/13/2003	200,000		24.76	2/13/2013
Chief Executive Officer	4/17/2003	152,000		35.53	2/27/2012
	4/17/2003	11,236		46.89	8/16/2009
	2/19/2004	340,000		40.43	2/19/2014
	2/8/2005	10,884		49.25	2/3/2009
	2/22/2005	246,666		48.74	2/22/2012
	2/15/2006	183,333	91,667	52.24	2/15/2013			29,150	(3)	1,513,177
	5/22/2006	2,753		57.02	2/3/2009
	5/22/2006	6,006		57.02	8/16/2009
	2/12/2007	93,333	186,667	52.25	2/12/2014			56,000	(4)	2,906,960
	2/14/2007	1,111	2,223	52.57	2/14/2014			667	(4)	34,624
	3/4/2008		173,334	47.49	3/4/2015	47,850	2,483,894	47,850	(5)	2,483,894
Robert A. Hagemann	2/21/2001	68,000		26.08	2/21/2011
Senior Vice President and	2/13/2003	100,000		24.76	2/13/2013
Chief Financial Officer	4/17/2003	68,000		35.53	2/27/2012
	2/19/2004	140,000		40.43	2/19/2014
	5/6/2004	3,906		43.13	8/16/2009
	2/22/2005	100,000		48.74	2/22/2012
	5/11/2005	9,312		52.62	8/16/2009
	2/15/2006	75,556	37,778	52.24	2/15/2013			12,014	(3)	623,647
	5/11/2006	6,839		57.78	8/16/2009
	2/12/2007	37,778	75,556	52.25	2/12/2014			22,667	(4)	1,176,644
	3/4/2008		86,667	47.49	3/4/2015	19,893	1,032,646	19,893	(5)	1,032,646
Michael E. Prevoznik	8/16/1999	104		6.59	8/16/2009
Senior Vice President and	2/21/2001	68,000		26.08	2/21/2011
General Counsel	2/13/2003	72,000		24.76	2/13/2013
	4/17/2003	4,150		31.74	8/16/2009
	4/17/2003	68,000		35.53	2/27/2012
	1/29/2004	9,124		41.14	8/16/2009
	2/19/2004	72,000		40.43	2/19/2014
	1/31/2005	5,552		47.45	8/16/2009
	2/22/2005	48,000		48.74	2/22/2012
	2/15/2006	36,444	18,223	52.24	2/15/2013			5,795	(3)	300,818
	5/12/2006	4,665		57.88	8/16/2009
	2/12/2007	18,222	36,445	52.25	2/12/2014			10,934	(4)	567,584
	3/4/2008		55,000	47.49	3/4/2015	9,678	502,385	9,678	(5)	502,385
Joan E. Miller	2/21/2001	9,200		26.08	2/21/2011
Senior Vice President	2/27/2002	18,400		35.53	2/27/2012
Hospital and	2/13/2003	18,400		24.76	2/13/2013
Pathology Services	10/14/2003	5,800		30.34	10/14/2013
	2/19/2004	36,000		40.43	2/19/2014
	2/22/2005	26,666		48.74	2/22/2012
	2/15/2006	22,222	11,112	52.24	2/15/2013			3,534	(3)	183,450
	2/12/2007	12,222	24,445	52.25	2/12/2014			7,334	(4)	380,708
	8/16/2007	6,666	13,334	53.19	8/16/2014			4,000	(4)	207,640
	3/4/2008		61,667	47.49	3/4/2015	11,828	613,991	11,828	(5)	613,991
Wayne R. Simmons	2/19/2004	48,000		40.43	2/19/2014
Vice President Operations	2/22/2005	32,000		48.74	2/22/2012
	2/15/2006	21,778	10,889	52.24	2/15/2013			3,463	(3)	179,764
	5/3/2006	3,333	1,667	54.85	5/3/2013
	2/12/2007	10,666	21,334	52.25	2/12/2014			6,400	(4)	332,224
	8/16/2007	4,148	8,297	53.19	8/16/2014			2,490	(4)	129,256
	3/4/2008		36,834	47.49	3/4/2015	9,463	491,224	9,463	(5)	491,224

(1)

Each option vests in three equal installments on the first three anniversaries of the grant date (with monthly vesting prorated on termination of employment), subject to earlier expiration following termination of employment. For employees other than Dr. Mohapatra, option awards vest immediately under certain conditions such as a change of control or termination of employment by reason of death or disability. Dr. Mohapatra’s options are subject to the terms described beginning on page 32.

(2)

Represents restricted shares awarded in 2008. The awards vest 25% on March 4, 2009, 25% on March 4, 2010 and 50% on March 4, 2011. For employees other than Dr. Mohapatra, restricted share awards vest immediately under certain conditions such as a change of control or termination of employment by reason of death or disability. Dr. Mohapatra’s restricted shares are subject to the terms described beginning on page 32.

(3)

Represents actual payout of performance shares awarded in 2006 and earned based on the performance period that began on January 1, 2006 and ended on December 31, 2008. The number of shares issuable pursuant to the awards was not determined until March 2009. For a discussion of the performance share awards made in 2006 for the January 1, 2006 to December 31, 2007 performance cycle, and of performance share awards made in 2008 for the January 1, 2008 to December 31, 2010 performance cycle, see “Compensation Discussion and Analysis” on page 16.

(4)

Represents target performance shares awarded in 2007. The performance period began on January 1, 2007 and ends on December 31, 2009. If the performance goals are met, awards are made in stock in the first quarter following the end of the performance period.

(5)

Represents target performance shares awarded in 2008. The performance period began on January 1, 2008 and ends on December 31, 2010. If the performance goals are met, awards are made in stock in the first quarter following the end of the performance period. Performance goals and calculation of performance awards are described in “Compensation Discussion and Analysis” on page 16.

(6)	Represents fair market value of shares using the closing price on December 31, 2008 of $51.91.

2008 Option Exercises and Stock Vested Table

The following table provides information regarding exercises of stock options by each named executive officer who exercised options during 2008, including the number of shares of common stock acquired upon exercise and the aggregate amount realized by each named executive officer on such exercise. The table also provides information regarding performance share awards that vested on December 31, 2007 and were determined and paid during 2008, including the number of shares awarded and the value realized by each named executive officer as of December 31, 2007.

Name and Principal Position	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Surya N. Mohapatra	120,232	4,512,247	11,347	600,256
Chairman, President and
Chief Executive Officer
Robert A. Hagemann	—	—	4,600	243,340
Senior Vice President and
Chief Financial Officer
Michael E. Prevoznik	—	—	2,208	116,803
Senior Vice President and
General Counsel
Joan E. Miller	—	—	1,227	64,908
Senior Vice President
Hospital and
Pathology Services
Wayne R. Simmons	—	—	1,472	77,869
Vice President Operations

2008 Pension Benefits Table

The executive officers do not participate in a Company-sponsored tax-qualified defined benefit plan. Dr. Mohapatra is the only executive officer covered by a Company-sponsored nonqualified defined benefit plan.

On December 14, 2004, pursuant to the Company’s employment agreement with Dr. Mohapatra, the Board adopted a Supplemental Executive Retirement Plan (the “SERP”) covering Dr. Mohapatra. The SERP was amended on July 31, 2006 pursuant to an amendment and restatement of Dr. Mohapatra’s employment agreement. See “Employment Agreement” on page 27. The SERP was amended again on November 7, 2008 to conform to the requirements of Section 409A of the Code and the regulations thereunder. Under the SERP, Dr. Mohapatra will be entitled to an annual retirement benefit equal to (1) 1.5% (or 2.2% for Years of Credited Service after July 31, 2006) times (2) the average of his final average compensation (base salary plus regular annual bonus) for the highest three complete consecutive calendar years in the last five complete calendar years prior to the date of his termination times (3) his Years of Credited Service. Under the SERP, “Years of Credited Service” is equal to 1.13 times the number of completed calendar months of employment with the Company, whether or not consecutive, divided by 12 (1.29 is used as a multiple instead of 1.13 if, before Dr. Mohapatra attains the age of 60, the Company provides Dr. Mohapatra with a notice of non- renewal of his employment agreement or his employment is terminated by the Company other than for “cause” or by Dr. Mohapatra for “good reason”). If his employment is terminated by the Company other than for “cause” or is terminated by Dr. Mohapatra for “good reason” on or after he attains age 60 and before the date he attains age 62, then Dr. Mohapatra will be credited with additional months of Credited Service equal to the excess, if any, of (i) the number of months of severance benefits he is eligible to receive under the employment agreement (that is 24 months, or 36 months in the event of a change in control) over (ii) the number of months of service Dr. Mohapatra has completed from the date he attained age 60 through the date of termination of his employment.

If the benefit is payable before Dr. Mohapatra reaches age 62, the amount will be reduced by 0.5% for each month that the benefit starting date precedes Dr. Mohapatra’s 62nd birthday, except in the case of termination upon death, disability, without Cause, for Good Reason or as a result of the Company’s decision not to renew the employment agreement. Unless Dr. Mohapatra elects otherwise in compliance with Section 409A of the Internal Revenue Code, his benefit will be payable in a lump sum. The benefits received by Dr. Mohapatra under the SERP are not subject to reduction for Social Security or to any other offset. In addition, with the adoption of the SERP, Dr. Mohapatra waived continuing participation in the Supplemental Deferred Compensation Plan (“SDCP”) for 2005 and thereafter.

The following table shows the present value of the accumulated benefit at December 31, 2008 for Dr. Mohapatra under the SERP based on the assumption that he remains in service until age 62, at which age there would not be any actuarial reduction in his benefit.

Name and Principal Position	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Surya N. Mohapatra	SERP	11.2(1)	5,657,220	—
Chairman, President and
Chief Executive Officer

(1)

Under the SERP, Dr. Mohapatra has 9 years and 11 months of service as of December 31, 2008. Pursuant to the terms of the SERP, the Years of Credited Service is 1.13 times his actual years of service (in each case prorated on a monthly basis). Approximately $651,000 of the present value of accumulated benefit shown in the table is attributable to the enhancement of Dr. Mohapatra’s credited service.

(2)

The present value of accumulated benefits was determined using the same measurement date (December 31, 2008) and the following assumptions for financial reporting purposes: (i) discount rate equal to 5.75%; (ii) retirement age is assumed to be the unreduced retirement age as defined in the plan (age 62); and (iii) 1994 GAR unisex mortality.

2008 Nonqualified Deferred Compensation Table

The following table provides information regarding participation by the named executive officers in the SDCP, the Company’s plan that provides for the deferral of compensation on a basis that is not tax-qualified. All named executive officers are eligible to participate in the SDCP, other than (for years 2005 and thereafter) Dr. Mohapatra. Under the SDCP, participants may defer up to 50% of their eligible cash compensation in excess of the Internal Revenue Service limit on compensation eligible for the 401(k) plan. For 2008, certain members of management, including the named executive officers (other than Dr. Mohapatra), also had an additional opportunity to defer up to 95% of their annual incentive compensation. The Company provides a 100% matching credit up to a maximum of 6% of eligible cash compensation. The SDCP is a non-qualified plan under the Internal Revenue Code and does not provide for guaranteed returns on plan contributions. A participant’s deferrals, together with Company matching credits, are adjusted for earnings or losses measured by the rate of return on investments directed by the participants from among those offered under the SDCP. Participants may change investment elections on any business day. Distributions are made after termination of employment or on a date, selected by the participant, prior to the termination of employment.

Name and Principal Position	Executive Contributions in 2008 ($)(1)	Registrant Contributions in 2008 ($)(2)	Aggregate Earnings in 2008 ($)(3)	Aggregate Balance at 12/31/08 ($)(4)
Surya N. Mohapatra	—	—	(953,775)	2,450,388
Chairman, President and
Chief Executive Officer
Robert A. Hagemann	490,308	45,115	(1,502,996)	2,016,919
Senior Vice President and
Chief Financial Officer
Michael E. Prevoznik	175,787	30,135	(388,618)	1,226,706
Senior Vice President and
General Counsel
Joan E. Miller	—	—	(100,078)	381,596
Senior Vice President
Hospital and Pathology Services
Wayne R. Simmons	25,523	25,523	(38,828)	130,543
Vice President
Operations

(1)	Amounts deferred under the SDCP. These amounts are included in the “2008 Summary Compensation Table” on page 25 in 2008 salary and 2007 non-equity incentive plan compensation (payable in 2008).

(2)	Company matching credits to the SDCP. These amounts are included in the column “All Other Compensation” in the “2008 Summary Compensation Table” on page 25.

(3)	Earnings (losses) on SDCP accounts. These earnings (losses) are not required to be reported as compensation in the “2008 Summary Compensation Table.”

(4)

All amounts contributed by a named executive officer and by the Company in prior years have been reported in the summary compensation table in our previously filed proxy statements in the year earned, to the extent that the executive was named in such proxy statement and the amounts were so required to be reported in such tables.

2008 Potential Payments Upon Termination or Change in Control

Dr. Mohapatra

Dr. Mohapatra is the only named executive officer who has an employment agreement with the Company. We describe the general terms of Dr. Mohapatra’s Employment Agreement on page 27. Described below are the benefits payable to Dr. Mohapatra on termination of employment pursuant to the Employment Agreement, SERP and applicable stock option, restricted share and performance share awards.

Upon a termination by death or “disability,” Dr. Mohapatra (or his estate) is entitled to receive a pro rata target bonus for the year of termination payable in a lump sum following termination of employment and three years of salary and target bonus and his target annual bonus award (including the stock and cash components) earned during employment but unpaid, which amounts are payable in a lump sum in the case of death and in equal monthly installments in the case of “disability” (offset in the case of disability by certain disability benefits, to the extent permitted under Section 409A of the Internal Revenue Code). Also, Dr. Mohapatra and his eligible dependents would remain covered under employee and welfare plans offered by the Company to its senior executive officers (“Benefit Plans”) for three years in the case of death and until the earlier of the third anniversary of the date of termination and the date on which Dr. Mohapatra obtains comparable coverage from subsequent employment in the case of “disability.” In addition, Dr. Mohapatra (or, following his death, his surviving spouse) would be entitled to pension benefits under the SERP, and the reduction in benefits that would normally apply if Dr. Mohapatra terminates employment before age 62 would not apply.

If the Company terminates Dr. Mohapatra’s employment without “cause,” or if Dr. Mohapatra resigns for “good reason” or upon non-renewal of the Employment Agreement by the Company prior to 2012, Dr. Mohapatra is entitled to receive (1) salary and target bonus payable in equal monthly installments for two years; (2) any unpaid target annual bonus award (including the stock and cash components) earned during employment; (3) continued coverage for Dr. Mohapatra and his eligible dependents under the Benefit Plans until the earlier of the second anniversary of the date of termination and the date on which he obtains comparable coverage from subsequent employment; and (4) pension benefits under the SERP (without application of the reduction in benefits that would normally apply if Dr. Mohapatra terminates employment before age 62). If Dr. Mohapatra’s termination is within 90 days prior to or two years following a “change in control,” the benefit coverage period shall be three years rather than two years, and the payment under clause (1) above will equal three (rather than two) times base salary and target bonus, payable in 24 monthly installments (or, if the termination occurs following a change in control that qualifies as a “change in control event” for purposes of Section 409A of the Internal Revenue Code, payable in a lump sum in lieu of monthly installments). If Dr. Mohapatra becomes entitled to severance for a termination that occurs within 90 days prior to or two years following a “change in control” and the severance is paid in monthly installments, then the Company is required to fund a trust in the amount of the aggregate severance due (including for this purpose any pro- rata target bonus); the trust must be funded no later than the date the first severance payment is due. Dr. Mohapatra also shall be entitled to gross-up payments for excise taxes, if applicable. No severance benefits are payable solely on a “change of control” except to the extent that Dr. Mohapatra’s employment is terminated as described above. However, certain “change of control” transactions would constitute “good reason” entitling Dr. Mohapatra to terminate his employment and receive severance benefits.

Upon a “change in control,” all of Dr. Mohapatra’s outstanding equity awards immediately vest; upon a termination by death, all outstanding stock options, earned shares of incentive stock and other awards granted by the Company to Dr. Mohapatra immediately vest; upon a termination for disability, all outstanding stock options and restricted shares immediately vest and earned performance shares will be issued; upon a termination without “cause” by the Company or by Dr. Mohapatra for “good reason,” all outstanding stock options, restricted shares and earned performance shares continue to vest until the second anniversary of such termination (or the third anniversary if such termination is within 90 days prior to or two years following a “change in control”); and upon a termination as a result of non-renewal of the Employment Agreement following the expiration of the term of the Employment Agreement on December 31, 2011, all outstanding stock options, restricted shares and earned performance shares continue to vest for 24 months (or 36 months if such termination occurs within 90 days prior to or two years following a “change in control”). In all such cases, vested stock options remain exercisable for their original term.

The Employment Agreement defines the following terms as follows:

•	“cause” means (1) conviction of Dr. Mohapatra for a felony or (2) his commission of fraud or theft against, or embezzlement from, the Company.

•	“disability” means the inability of Dr. Mohapatra, due to physical or mental incapacity, to substantially perform his duties for the Company for a period exceeding 120 consecutive days.

•

“good reason” generally includes, without Dr. Mohapatra’s prior written consent (except in the case of a “change in control,” as described below), (1) a material reduction in his position, duties, responsibilities, and status with the Company, (2) his removal from the position of President and Chief Executive Officer or as Chairman of the Board, (3) any change in his title, (4) relocation more than 75 miles commuting distance from Teterboro, New Jersey, Lyndhurst, New Jersey or New York, New York, (5) a reduction in base salary, annual target bonus opportunity or benefits, (6) a “change in control” (whether or not Dr. Mohapatra consents), (7) a material breach by the Company of the Employment Agreement, (8) any adverse change to the SERP or (9) a failure by the Company to secure written assumption of the Employment Agreement by a successor of the Company after a merger, consolidation or transfer of substantially all of its assets.

•

“change in control” generally includes (1) shareholder approval of a sale or disposition of all or substantially all of the Company’s assets or business or a plan of partial or complete liquidation, (2) shareholder approval of (i) a merger or consolidation in which Dr. Mohapatra will not be the chief executive officer of the surviving entity (if it is a publicly traded company) or of its publicly traded parent (if any) or (ii) a merger or consolidation in which the Company’s shareholders immediately prior to such transaction hold less than 50% of the voting power of the resulting entity (and, in the case of any transaction described in clause (1) or (2), the transaction is completed substantially in accordance with the terms approved by the shareholders and Dr. Mohapatra is not required to be identified in any United States securities law filing solely as a result of being a person or member of a “group” that is effecting the transaction), (3) the acquisition by any third party of at least 40% of the voting power of the outstanding shares of capital of the Company in a transaction not covered by clause (2) following which the Company ceases to be an independent public company or there is material diminution of Dr. Mohapatra’s position, duties or responsibilities, a breach of the Employment Agreement or an event giving rise to a “good reason” for termination by Dr. Mohapatra, or (4) during any period of not more than two consecutive years, individuals who at the beginning of such period were the Board of Directors and new directors (other than new directors designated by a party who has entered into an agreement with the Company to effect a transaction described in (1), (2) or (3) above) whose election was approved in a Board resolution by Dr. Mohapatra or whose election by the Board or nomination for election by the shareholders was approved by at least a majority of the directors still in office who either were directors at the beginning of the period or whose election or nomination was previously approved as described above, cease for any reason to constitute at least a majority of the Board.

If we terminate Dr. Mohapatra’s employment for “cause,” or if Dr. Mohapatra voluntarily terminates employment other than for “good reason,” Dr. Mohapatra is not entitled to any severance benefits. In the case of a termination for cause, Dr. Mohapatra would forfeit all equity awards as of his termination date, including vested awards. In the case of a voluntary termination not for good reason, he would remain entitled to exercise vested stock options, to receive vested and earned restricted shares and performance shares, and to immediate vesting of a pro-rata portion (based on the date of his termination) of his unvested equity awards. Dr. Mohapatra is vested in his SERP and would retain that benefit notwithstanding his termination. In addition, on any termination Dr. Mohapatra is entitled to receive benefits available generally to exempt employees, such as distributions under the 401(k) plan and SDCP. For Dr. Mohapatra’s account balances under the SDCP, see “2008 Nonqualified Deferred Compensation Table” on page 31.

The following table provides information concerning the potential payments to Dr. Mohapatra under his Employment Agreement, SERP and applicable stock option, restricted share and performance share awards for the circumstances listed in the table assuming a December 31, 2008 termination date and using the closing price of the Company’s common stock as of December 31, 2008, which was $51.91.

Executive Benefits and Payments Upon Termination	Death ($)		Disability ($)		Involuntary Termination Without Cause by the Company or by the Executive for Good Reason— No change in control ($)		Involuntary Termination Without Cause by the Company or by the Executive for Good Reason— Change in control ($)
Compensation:
Cash Compensation	8,579,010	(1)	8,579,010	(1)	5,719,340	(2)	8,579,010	(1)
Long Term Incentives
Accelerated Vesting of Stock Options (3)	574,604		574,604		510,758		574,604
Accelerated Vesting of Performance Shares (4)	2,856,244		2,856,244		2,718,215		2,856,244
Accelerated Vesting of Restricted Shares (5)	2,018,209		2,018,209		1,707,683		2,018,209
Benefits:
SERP (6)	—	(7)	1,937,978		1,937,978		1,937,978
Benefits (includes medical, life, disability, and 401(k) match) (8)	165,000		165,000		110,000		165,000
280G Tax Gross-up	N/A		N/A		N/A		7,672,200	(9)

Total	14,193,067		16,131,045		12,703,974		23,803,245

(1)

Represents three times base salary and target annual incentive per the terms of the Employment Agreement. Excludes annual incentive compensation under the SMIP payable in respect of 2008 but unpaid as of December 31, 2008 (the amount of the annual incentive compensation under the SMIP for 2008 is set forth in the “2008 Summary Compensation Table” on page 25). The cash severance is paid in a lump sum within 30 days following the date of termination, except in the case of disability, termination within 90 days prior to a change in control or termination upon or within 2 years following a change in control that does not qualify as a “change in control event” under Section 409A of the Internal Revenue Code, in all of which cases it is paid in monthly installments. Any cash payments made to Dr. Mohapatra upon termination due to disability shall be reduced by the cash payments received by Dr. Mohapatra from the Company’s disability benefit plans or under the Social Security disability insurance program to the extent permitted under Section 409A.

(2)

Represents base salary and target annual incentive through December 31, 2010 per the terms of the Employment Agreement. Excludes annual incentive compensation under the SMIP payable in respect of 2008 but unpaid as of December 31, 2008 (the amount of the annual incentive compensation under the SMIP for 2008 is set forth in the “2008 Summary Compensation Table” on page 25). The cash severance is paid in monthly installments.

(3)

Represents the value of accelerated “in the money” stock options using the year end closing share price of $51.91, excluding options that would have been vested as a result of monthly proration on a voluntary termination without any right to severance benefits.

(4)

Represents the value of accelerated performance shares using the year end closing share price of $51.91, excluding performance shares that would have been vested as a result of monthly proration on a voluntary termination without any right to severance benefits. Performance shares for the performance period ended December 31, 2008 are based on shares actually earned; performance shares for performance periods ending subsequent to December 31, 2008 are based on target.

(5)

Represents the value of accelerated restricted shares using the year end closing price of $51.91, excluding restricted shares that would have been vested as a result of monthly proration on a voluntary termination without any right to severance benefits.

(6)

Represents the present value of benefits payable under the SERP assuming that Dr. Mohapatra’s employment terminated on December 31, 2008, excluding benefits payable upon a voluntary termination that does not trigger payment of severance benefits. The amount reported under the column “Disability” is based on the assumption that the Company terminated Dr. Mohapatra’s employment as of December 31, 2008 due to disability (as defined in Dr. Mohapatra’s employment agreement). If termination for disability were initiated by Dr. Mohapatra, the incremental benefit under the SERP would be smaller (approximately $987,000). The assumptions used for calculating benefits payable under the SERP are consistent with those used to develop the year-end financial reporting information thereon. Assumptions used: lump sum rate equal to 5.95%; and 1994 GAR unisex mortality.

(7)

In accordance with the terms of the SERP describing death in active service, the benefit payable to
Dr. Mohapatra’s surviving spouse is calculated as 50% of the amount that Dr. Mohapatra would have received had he retired on the date of death with no reduction for early retirement, selected the 50% Joint and Survivor Annuity option, and then died. Because the amount payable to Dr. Mohapatra’s surviving spouse is less than the benefit payable upon a voluntary termination without any right to severance benefits, the amount shown is zero.

(8)	Represents the estimated cost of continuation of Benefit Plans as described in the Employment Agreement for three years (two years in the case of involuntary termination with no change in control).

(9)

The tax gross-up was calculated on the assumption that Dr. Mohapatra’s cash severance would be paid in a lump sum. Payment in installments over 24 months under the circumstances described in footnote 1 above would reduce the amount of the gross-up by approximately $83,000.

Other Named Executive Officers

Except for Dr. Mohapatra’s benefits described above, the named executive officers are not entitled to any benefits upon death or disability beyond what is available to other exempt employees, including vesting in stock options, restricted shares, restricted share units and earned performance shares, life insurance benefits and benefits under the Company’s disability plans and distributions under the 401(k) plan and SDCP. For the account balances of each named executive officer under the SDCP, see “2008 Nonqualified Deferred Compensation Table” on page 31.

The Company’s Executive Officer Severance Plan (the “Severance Plan”) covers all named executive officers except Dr. Mohapatra, whose severance provisions are established in his Employment Agreement. The Severance Plan provides the named executive officers, except Dr. Mohapatra, with the following severance benefits in connection with a “qualifying termination.” A “qualifying termination” is defined in the Severance Plan to mean a termination of employment: (1) prior to a “change in control,” by the Company other than for “cause;” and (2) after a “change in control,” by the Company other than for “cause” or by the executive officer for “good reason.”

Unless the “qualifying termination” occurs in connection with a “change in control,” the severance benefit generally is a lump sum equal to two times the executive officer’s annual base salary at the annual rate in effect on the date of termination of employment plus two times the annual award of variable compensation at the most recent target level. The executive officer and eligible dependents would also be entitled to participate in the Benefit Plans for up to 18 months. In addition, the executive officer is entitled to receive outplacement assistance for one year and a lump sum payment equal to the amount of any matching contributions or credits made by the Company to the Company’s 401(k) plan and the SDCP on behalf of the executive officer during the year preceding termination.

Generally, executive officers are not entitled to cash severance benefits on a “change of control” but stock options, restricted share and performance share grants vest on a change of control (as defined under “Key Terms of Equity Awards Granted in 2008” on page 27), death or disability. However, the cash payments due on an involuntary termination by the Company without “cause” or by the named executive officer for “good reason” are increased if the termination occurs in connection with a “change of control.”

If the “qualifying termination” occurs during the 24-month period following a “change in control,” or under certain conditions during the 6-month period prior to a “change in control” in anticipation thereof, the severance benefit will be a lump sum equal to three times the executive officer’s annual base salary and three times the annual award of variable compensation at the most recent target level. In addition, the executive officer would receive a prorated lump sum payment equal to the target incentive award for the year of termination. The executive officer and eligible dependents would be entitled to participate in the Benefit Plans for up to 18 months. In addition, the executive officer is entitled to receive outplacement assistance for one year and a lump sum payment equal to the amount of any matching contributions or credits made by the Company to the Company’s 401(k) plan and the SDCP on behalf of the executive officer during the year preceding termination. The executive officer is also entitled to receive a tax gross-up payment for any parachute excise tax incurred unless a reduction by not more than 5% of the portion of the payment considered to be parachute payments would result in no excise tax being incurred.

If an executive officer terminates employment with rights to receive severance, other than in the case of a “change of control,” the executive officer would immediately vest in any outstanding options, restricted share and performance share grants that would have otherwise vested if the executive officer had remained employed for an additional twelve months.

The Severance Plan defines the following terms as follows:

•

“Cause” means the executive officer’s (1) willful and continued failure to perform duties, (2) willfully engaging in illegal conduct or gross misconduct, (3) engaging in conduct or misconduct that materially harms the reputation or financial position of the Company, (4) obstruction or failure to cooperate with any investigations, (5) commission of a felony, or (6) being found liable in any SEC or other civil or criminal securities law action.

•

“Change in control” generally includes the following: (1) the acquisition by a person of 40% or more of the voting stock of the Company, (2) a merger or similar form of corporate transaction unless more than 50% of the total voting power of the resulting corporation is represented by Company voting securities that were outstanding immediately prior to the transaction, (3) a majority of our Board of Directors is replaced with directors who are not approved or recommended by the current board, or (4) the Company’s shareholders approve a complete liquidation or dissolution or the sale of substantially all of the assets of the Company to an unaffiliated entity.

•

“Good reason” includes (1) any material adverse changes in the duties, responsibilities or status of the executive officer, (2) a material reduction in base salary or annual performance incentive target or equity incentive compensation target opportunities, (3) relocation more than 50 miles from the executive officer’s original location and which increases the executive officer’s commute by more than 50 miles, (4) the Company’s failure to continue any significant compensation and benefit plans or (5) the Company’s failure to obtain the assumption of the Company’s obligations from any successor.

The following table provides information regarding the potential payments that would become payable to each named executive officer listed below on an involuntary termination not for “cause” and not in connection with a “change in control.” The table assumes a December 31, 2008 termination date and assumes the closing price of the Company’s common stock as of December 31, 2008, which was $51.91.

Name	Cash Compensation ($)(1)	Accelerated Vesting of Stock Options ($)(2)	Accelerated Vesting of Performance Shares ($)(3)	Accelerated Vesting of Restricted Stock ($)(4)	Benefits ($)(5)	Total ($)
Robert A. Hagemann	1,967,309	127,689	736,447	258,148	120,000	3,209,593
Michael E. Prevoznik	1,480,403	81,032	356,622	125,609	100,000	2,143,666
Joan E. Miller	1,451,588	90,858	400,849	153,498	70,000	2,166,793
Wayne R. Simmons	1,372,407	54,269	317,637	122,806	100,000	1,967,119

(1)	Represents two times the sum of base salary plus the target annual incentive (SMIP), payable at the same time annual incentives are ordinarily paid to similarly situated executives.

(2)

Represents the value of accelerated “in the money” stock options that would have vested if the executive had remained employed through December 31, 2009, excluding options that would have vested as a result of monthly proration on a voluntary termination without any right to severance benefits. Options are valued using the year-end closing share price of $51.91.

(3)

Represents the value of accelerated performance shares that would have vested if the executive had remained employed through December 31, 2009, excluding performance shares that would have vested as a result of monthly proration on a voluntary termination without any right to severance benefits. Performance shares for the performance period ended December 31, 2008 are based on shares actually earned; performance shares for performance periods ending subsequent to December 31, 2008 are based on target. Performance shares are valued using the year-end closing share price of $51.91.

(4)

Represents the value of accelerated restricted shares that would have vested if the executive had remained employed through December 31, 2009, excluding restricted shares that would have vested as a result of monthly proration on a voluntary termination without any right to severance benefits. Restricted shares are valued using the year-end closing share price of $51.91.

(5)

Includes the cost of group medical and life insurance coverage to the participant to the same extent as the Company pays for such coverage for similarly situated executives. Also includes estimated cost of outplacement services for one year and the amount of any matching contributions or credits, payable in a lump-sum, made by the Company on behalf of the participant to the 401(k) plan and the SDCP during the year preceding the date of termination.

The following table provides information regarding the potential payments that would become payable to each named executive officer listed below on a termination for “good reason” or an involuntary termination not for “cause” in connection with a “change in control.” The table assumes a December 31, 2008 termination date and assumes the closing price of the Company’s common stock as of December 31, 2008, which was $51.91.

Name	Cash Compensation ($)(1)	Accelerated Vesting of Stock Options ($)(2)	Accelerated Vesting of Performance Shares ($)(3)	Accelerated Vesting of Restricted Stock ($)(4)	Benefits ($)(5)	280G Tax Gross Up ($)	Total ($)
Robert A. Hagemann	2,950,964	287,304	1,170,778	839,073	120,000	—	5,368,119
Michael E. Prevoznik	2,220,605	182,325	567,843	408,220	100,000	—	3,478,993
Joan E. Miller	2,177,381	204,429	655,987	498,907	70,000	—	3,606,704
Wayne R. Simmons	2,058,610	122,107	521,540	399,188	100,000	1,619,909	4,821,354

(1)

Represents three times the sum of base salary and target annual incentive under the SMIP. Excludes annual incentive compensation under the SMIP payable in respect of 2008 but unpaid as of December 31, 2008 (the amount of the annual incentive compensation under the SMIP for 2008 is set forth in the “2008 Summary Compensation Table” on page 25).

(2)

Represents the value of accelerated “in the money” stock options using the year end closing share price of $51.91, excluding options that would have been vested as a result of monthly proration on a voluntary termination without any right to severance benefits. All outstanding stock options vest upon a “change in control.”

(3)

Represents the value of accelerated performance shares using the year end closing share price of $51.91, excluding performance shares that would have been vested as a result of monthly proration on a voluntary termination without any right to severance benefits. Performance shares for the performance period ended December 31, 2008 are based on shares actually earned; performance shares for performance periods ending subsequent to December 31, 2008 are based on target. All outstanding performance share awards vest upon a “change in control.”

(4)

Represents the value of accelerated restricted shares using the year end closing share price of $51.91, excluding restricted shares that would have vested as a result of monthly proration on a voluntary termination without any right to severance benefits. All outstanding restricted share awards vest upon a “change in control.”

(5)

Includes the cost of group medical and life insurance coverage to the participant to the same extent as the Company pays for such coverage for similarly situated executives. Also includes estimated cost of outplacement services for one year and the amount of any matching contributions, payable in a lump sum, made by the Company on behalf of the participant to the 401(k) plan and the SDCP during the year preceding the date of termination.

The named executive officers are not entitled to any severance benefits under the Severance Plan on a voluntary termination unless the voluntary termination is in connection with a “change in control” and is for “good reason.” In the case of any termination (other than for termination for cause), each named executive officer is entitled to exercise vested stock options, to receive vested and earned restricted shares and performance shares, and to immediate vesting of a pro-rata portion (based on the date of the officer’s termination) of the officer’s unvested equity awards. In addition, on any termination, each named executive officer is entitled to receive benefits available generally to exempt employees, such as distributions under the 401(k) plan and SDCP. For the account balances of each named executive officer under the SDCP, see “2008 Nonqualified Deferred Compensation Table” on page 31.

Equity Compensation Plan Information

The following table provides information as of December 31, 2008 about our common stock that may be issued upon the exercise of options, warrants and rights under the Company’s existing equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights ($) (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)
Equity compensation plans approved by security holders
Employee Long Term Incentive Plan(1)	15,003,105	(5)	43.92	(6)	7,896,118	(7)
Long-term Incentive Plan for Non-Employee Directors(2)	913,984		42.84	(6)	88,931
Employee Stock Purchase Plan	—		N/A		3,862,071	(8)
Equity compensation plans not approved by security holders(3)	—		N/A		—

Total(4)	15,917,089		43.12	(6)	11,847,120

(1)

Awards under this plan may consist of stock options, performance shares to be settled by the delivery of shares of common stock (or the value thereof), stock appreciation rights, restricted shares and restricted share units to be settled by the delivery of shares of common stock (or the value thereof). As of December 31, 2008, a maximum of 4,682,982 shares were available under the plan for future awards of performance shares, restricted shares or restricted share units (assuming that performance share awards for performance periods ending after December 31, 2008 are based on maximum rather than the target amount). As of March 16, 2009, the maximum number of shares available for future awards of performance shares, restricted shares and restricted share units was 3,489,238.

(2)	Awards under this plan may consist of stock options or stock awards.

(3)

The table does not include 33,717 shares of common stock that were issued to the SDCP trust prior to May 2004 that may be distributed to participants under the SDCP. While the SDCP does not provide a stock fund as a current hypothetical investment option, the plan includes a stock investment fund option that was frozen effective April 1, 2004. In addition, prior to January 1, 2003, Company matching credits under the SDCP were credited to participant accounts in the form of shares of common stock. Participants are no longer allowed to notionally invest in additional shares of common stock under this plan. The 33,717 shares of common stock discussed above in this footnote are included in the shares of common stock outstanding as reported in the Company’s annual report on Form 10-K for the year ended December 31, 2008. As of March 16, 2009, 31,430 shares were held in the SDCP trust.

(4)

Does not include options to purchase an aggregate of 341,876 shares, at a weighted average exercise price of $16.73, granted under a plan assumed in connection with the Company’s acquisition of AmeriPath Group Holdings, Inc. Also does not include options to purchase an aggregate of 38,921 shares, at a weighted average exercise price of $22.53, granted under a plan assumed in connection with the Company’s acquisition of Unilab Corporation. No additional options may be granted under either plan. The options discussed above in this footnote are included in the discussion of options outstanding as reported in Note 12 to the Company’s consolidated financial statements included in the Company’s annual report on Form 10-K for the year ended December 31, 2008. As of March 16, 2009, the number of options outstanding under the plan assumed in connection with the Company’s acquisition of AmeriPath Group Holdings, Inc. was 332,889, having a weighted average exercise price of $16.73 and a weighted average remaining term of 5.4 years, and the number of options outstanding under the plan assumed in connection with the Company’s acquisition of Unilab Corporation was 37,647, having a weighted average exercise price of $22.68 and a weighted average remaining term of 2.5 years.

(5)

Includes 434,651 restricted shares and restricted share units and 1,805,006 performance shares (performance shares for the performance period ended December 31, 2008 are based on shares actually earned; performance shares for performance periods ending subsequent to December 31, 2008 are based on the maximum rather than the target amount). As of March 16, 2009, there were 662,233 shares subject to outstanding awards of restricted shares and restricted share units and 2,449,556 shares subject to outstanding awards of performance shares (based on the maximum rather than the target payout for the performance shares).

(6)

As of March 16, 2009, the number of outstanding options, warrants and rights under the Employee Plan was 13,608,136, the number of outstanding options, warrants and rights under the Director Plan was 867,682 and the number of outstanding options, warrants and rights under all plans was 14,846,354. As of March 16, 2009, the weighted average exercise price of outstanding options, warrants and rights under the Employee Plan was $44.81, of outstanding options, warrants and rights under the Director Plan was $43.54, and of outstanding options, warrants and rights under all plans was $44.73. No grants have been made under the Director Plan since December 31, 2008. As of March 16, 2009, the weighted average remaining term of outstanding options, warrants and rights under the Employee Plan was 5.0 years, of outstanding options, warrants and rights under the Director Plan was 4.2 years, and of outstanding options, warrants and rights under all plans was 4.9 years.

(7)

Assumes that performance shares for the performance period ended December 31, 2008 are based on shares actually earned and that performance shares for performance periods ending subsequent to December 31, 2008 are earned at the maximum rather than the target amount. Performance shares for the performance cycle ended December 31, 2008 were delivered in March 2009. As of March 16, 2009, 5,512,887 shares were available under this plan for future awards (assuming that performance shares for performance periods subsequent to December 31, 2008 are earned at the maximum rather than the target amount).

(8)

After giving effect to shares issued in January 2009 for the December 2008 payroll under the Employee Stock Purchase Plan. As of March 16, 2009, 3,785,910 shares remained available for issuance under the Employee Stock Purchase Plan.

ADDITIONAL MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

Proposal No. 2—Approval of Amendments to the Employee Plan

Upon the recommendation of its Compensation Committee, our Board of Directors has unanimously approved amendments to the Amended and Restated Employee Long-Term Incentive Plan (the “Employee Plan”), subject to approval by our shareholders at the annual meeting. The Employee Plan was initially adopted in 1999 and amendments thereto were most recently approved by our shareholders in 2005.

The Employee Plan is intended to benefit our shareholders by providing a means to attract, retain and reward individuals who contribute to the long-term financial success of the Company. Further, the purpose of the Employee Plan is that the recipients of stock-based awards under the Employee Plan identify their success with that of the Company’s shareholders and therefore are encouraged to increase their proprietary interest in the Company. The Employee Plan allows for awards to be provided in the form of stock options, stock appreciation rights (“SARs”) and stock awards (including restricted shares, performance shares and restricted share units).

We are asking our shareholders to approve the following amendments to the Employee Plan:

•

An additional 5,250,000 shares will be available for awards over and above the number of shares that currently remain available under the Employee Plan. We are not, however, increasing the number of shares that will be available for “full value” awards such as restricted shares, performance shares and restricted share units, nor are we increasing the number of shares that may be covered by stock options and SARs awarded to any one individual. Both of these sublimits will remain at the level approved by our shareholders in 2005.

•

We are eliminating certain “share recycling” provisions that are currently available under the Employee Plan. In particular, shares that are tendered by a participant or withheld by the Company to pay the exercise price of an award, or to satisfy the participant’s tax withholding obligations in connection with the exercise or settlement of an award, will no longer be added back to the number of shares available for future awards under the Employee Plan. Similarly, if a stock option or SAR is settled using a “net share settlement” procedure, the number of shares available for future awards will be reduced by the full number of shares covered by the stock option or SAR, rather than the lesser number of shares actually delivered to the participant.

•

We are increasing the maximum term that the Compensation Committee may establish for stock options and SARs from seven years to ten years. The Compensation Committee retains discretion to establish an option or SAR term of less than ten years.

•

We are expanding the term of the Employee Plan so that the Compensation Committee may make awards under the Employee Plan until the date of the 2019 annual shareholders meeting. Without this amendment, the Employee Plan would expire on May 10, 2015.

•

By approving the amendments to the Employee Plan, shareholders also will confirm the performance goals that may be used in connection with awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

If the shareholders fail to approve the foregoing amendments to the Employee Plan, the amendments will not be given effect, and the Employee Plan will continue as in effect prior to amendment.

Increase in Shares Available for the Employee Plan

We are amending the Employee Plan to increase by 5,250,000 the number of shares available for awards under the Employee Plan. Our Board believes that this increase is in the best interests of our shareholders for the following reasons.

•

Equity awards foster an employee ownership culture and motivate employees to create shareholder value. The use of equity as part of our compensation program is critical to the historical and continued success of Quest Diagnostics. Our equity awards foster an ownership culture among employees by aligning the financial interests of employees with those of shareholders. Our equity awards help motivate employees to perform at peak levels because the value of these awards is linked to the Company’s long-term performance.

•

We have taken steps to address shareholder concerns about dilution. The Company is cognizant of and sensitive to shareholder concerns about dilution and has taken steps designed to address such concerns. As noted above, the amendments to the Employee Plan we are submitting for shareholder approval eliminate certain “share recycling” provisions that are currently used to calculate the number of shares available for future awards. The effect of this change will be to reduce the overall number of shares that may be awarded under the Employee Plan. In addition, the Plan does not increase the number of shares available for “full value” awards, such as restricted shares, performance shares and restricted share units, which are considered more dilutive than “appreciation” awards, such as stock options and SARs.

•

The terms of our annual equity awards are designed to protect shareholder interests. The Compensation Committee determines the vesting, payment and cancellation provisions of annual equity awards. Awards granted in February 2009 consist of stock options, restricted share units and performance shares. Our stock options generally vest in one-third increments on each of the first three anniversaries of the grant date; our restricted share units generally vest in 25% increments on each of the first two anniversaries of the grant date, with the remaining 50% vesting after three years; and our performance shares vest after three years only to the extent that we have met performance targets based on our compound annual growth rate in fully diluted earnings per share over the period from January 1, 2009 through December 31, 2011. These terms are designed to encourage employees to focus on the long-term success of the Company because employees typically cannot monetize equity awards for at least three years after grant. Furthermore, our annual awards generally are subject to cancellation for, among other things, engaging in competitive activity, soliciting clients or employees, violating confidentiality obligations to the Company, making any false attestation under our share ownership policy or causing the Company to suffer financial harm or damage to its reputation through dishonesty, violation of law or the Company’s Corporate Compliance Manual or other written policies, or material deviation from the duties a participant owes to the Company.

•

Equity awards are an important recruitment and retention tool. The Company would be at a competitive disadvantage if it could not compensate its employees using equity awards. The Company operates in an intensely competitive environment and our success is closely correlated with recruiting and retaining talented employees and a strong management team. A competitive compensation program is therefore essential to our long-term performance. Our Board believes that equity awards are useful and sometimes necessary to attract and retain highly talented employees, particularly employees at senior management levels.

Description of the Employee Plan

The following summary describes the principal features of the Employee Plan, as amended. The summary does not purport to be complete and is qualified in its entirety by reference to the terms of the amended Employee Plan, a copy of which is attached hereto as Appendix A.

Eligibility. All employees of the Company and its subsidiaries (approximately 42,800 as of December 31, 2008) or any other entity in which the Company has significant equity or other interests, as determined by the Compensation Committee or its delegates, are eligible to receive awards under the Employee Plan.

Shares Underlying Awards. The shares underlying awards granted under the Employee Plan are shares of Quest Diagnostics Incorporated common stock, par value $0.01 per share. The closing price of the common stock on the New York Stock Exchange on March 16, 2009 was $46.00.

Stock Available for the Plan. The Employee Plan will permit up to an additional 5,250,000 shares to be delivered pursuant to awards under the Employee Plan. These 5,250,000 shares will be added to the shares previously authorized by shareholders for the Employee Plan and that remain available for future awards. As of March 16, 2009, there were 5,512,887 shares reserved for future awards under the Employee Plan. If approved, the additional 5,250,000 shares will provide a total of approximately 10,762,887 shares available for future awards under the Employee Plan.

Share Limits. The maximum number of shares that may be delivered in connection with awards of “stock awards” (which includes restricted shares, performance shares and restricted share units) was established at 7,000,000 in 2005. The amended Employee Plan does not increase this maximum amount. As of March 16, 2009, 3,489,238 shares remained available from the original limit of 7,000,000 shares.

The Employee Plan also has provided since 2005 that no one individual may receive stock options or SARs covering more than 6,000,000 shares of common stock over the life of the Employee Plan and that no one individual may receive stock awards covering more than 1,200,000 shares. The amended Employee Plan does not alter these maximum amounts.

Anti-dilution Adjustments. In the event of any change in the common stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any similar change affecting the common stock, the number and kind of shares subject to outstanding awards under the Employee Plan, the exercise price of outstanding stock options and SARs, and the share limits referred to above (including the overall number of shares available for future awards) shall be appropriately adjusted to prevent substantial dilution or enlargement of the right of participants in the Employee Plan. The Compensation Committee is responsible for approving any adjustments.

Administration. The Compensation Committee, which is comprised solely of independent directors, administers the Employee Plan. Among other things, the Compensation Committee determines the recipients of awards, the number of shares covered by awards, and the other terms and conditions of awards, subject to the requirements of the Employee Plan. Except with regard to awards to employees subject to Section 16 of the Securities Exchange Act of 1934, the Compensation Committee may delegate certain responsibilities and powers to any executive officer or officers selected by it. The Compensation Committee has delegated limited authority to the Chairman and Chief Executive Officer to award stock options to employees other than executive officers on the same terms and conditions as the stock options most recently approved by the Compensation Committee for annual awards. The Compensation Committee may revoke any such delegation at any time.

Awards. The Employee Plan permits the grant of stock options (incentive and non-qualified), SARs and stock awards. An award may be granted separately or with another award. Awards may also be granted in tandem, so that the exercise or vesting of one award cancels another award held by the same participant.

Stock Options. Stock options may be in the form of incentive stock options (within the meaning of Section 422 of the Internal Revenue Code) or stock options which do not qualify as incentive stock options (“nonqualified stock options”). To date, all stock options granted under the Employee Plan have been nonqualified stock options. The Employee Plan provides the following terms and conditions for stock options:

Exercise Price. The exercise price of stock options granted under the Employee Plan cannot be less than the fair market value of a share of the Company’s common stock at the time of grant, except for awards made in connection with the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity (a “substitute award”). For this purpose, fair market value is determined as the mean of the high and low sales price of a share of our common stock on The New York Stock Exchange Composite List on the relevant date.

Option Period. Each stock option will expire on the applicable date designated by the Compensation Committee but no later than ten years from the date the stock option is granted. Prior to amendment, the Employee Plan provided for a maximum option term of seven years. In February 2009, following the Board’s approval of amendments to the Employee Plan, we awarded stock options to 338 employees covering a total of 1,276,944 shares and having an option term of ten years. The ten-year term is conditioned on shareholder approval of the proposed amendments to the Employee Plan. If the shareholders do not approve the amended Employee Plan at the annual meeting, the term of the stock options we granted in February 2009 will automatically revert to seven years.

Exercise of Stock Options. The shares covered by a stock option may be purchased by means of a cash payment or such other means as the Compensation Committee may from time-to-time permit, including (i) tendering (either actually or by attestation) shares that the participant already owns, valued using the market price on the date of exercise, (ii) authorizing a third party, such as a broker, to sell shares (or a sufficient portion thereof) acquired upon exercise of a stock option and to remit to the Company a sufficient portion of the sale proceeds to pay for all the shares acquired through such exercise and any tax withholding obligations resulting from exercise; (iii) a net share settlement procedure or through the withholding of shares subject to the stock option valued using the market price at the time of exercise; or (iv) any combination of the above.

Stock Appreciation Rights (SARs). A SAR is a right to receive a payment in cash, shares of Quest Diagnostics common stock or a combination thereof, equal to the excess of the aggregate market price at the time of exercise of a specified number of shares over the aggregate exercise price of the SAR being exercised. The exercise price of SARs granted under the Employee Plan cannot be less than the fair market value of a share of the common stock at the time of grant, subject to the same exception for substitute awards that applies to stock options. The longest term a stock appreciation right may be outstanding is ten years. Prior to amendment, the Employee Plan provided for a maximum term of seven years for SARs. At the discretion of the Compensation Committee, SARs may be granted separately or in combination with stock options granted under the Employee Plan.

Prohibition on repricing. Except for the anti-dilution adjustments described above, the Company may not lower the exercise price of outstanding stock options or SARs. In addition, a stock option or SAR may not be surrendered as consideration in exchange for the grant of a new stock option or SAR with a lower per share exercise price or for the grant of a stock award.

Stock Awards.

Form of Award. A stock award is a grant of shares or of a right to receive shares (or their cash equivalent or a combination thereof) in the future. In 2008, we made stock awards in the form of restricted shares of common stock. In February 2009, we made certain of our stock awards in the form of restricted share units, which represent the right to receive shares of common stock on a future date, subject to the terms and conditions of the award.

Dividends and Dividend Equivalents. Stock awards may include the right to receive dividends or dividend equivalent payments, which either may be paid currently or credited to a participant’s account. The Compensation Committee may subject the payment or crediting of dividends or dividend equivalents to conditions or restrictions, including mandatory reinvestment of the credited amounts in common stock equivalents. Stock awards we have made to date that are subject to vesting based only upon continued service have provided for the payment of dividends or dividend equivalents on a current basis without conditions. Awards of performance shares, which vest only if performance targets are satisfied, have not provided for dividends or dividend equivalents to be paid or credited during the relevant performance period.

Performance Goals. The Compensation Committee may subject stock awards to various conditions, e.g., based on achieving certain financial performance goals. Starting in respect of 2005, we have granted stock awards that are earned based on the attainment of a performance goal over a multi-year period. To the extent that a grant of shares is intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, and therefore to be fully deductible by the Company, the performance measures that may be used by the Compensation Committee under the Plan include operating profits (including EBITDA), net profits, earnings per share, profit returns and margins, revenues, shareholder return and/or value, stock price, customer service and quality metrics. For stock awards not intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, the Committee may establish performance goals based on other criteria as it deems appropriate.

The Employee Plan allows performance targets to be measured solely on a corporate, subsidiary or business unit basis or on a combination of these bases. Performance targets may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. Under the Employee Plan, profits, earnings and revenues used for any performance measurement may exclude: gains or losses on operating asset sales or dispositions, asset write-downs, litigation or claim judgments or settlements, accruals for historic environmental obligations, effect of changes in tax law or the rate of deferred tax liabilities, accruals for reorganization and restructuring programs, uninsured catastrophic property losses, the effect of changes in accounting standards, the cumulative effect of changes in accounting principles and any extraordinary non-recurring items as determined in accordance with generally accepted accounting principles and/or described in management’s discussion and analysis of financial performance appearing in the Company’s annual report to shareholders for the applicable year.

Amendments. The Board of Directors may amend the Employee Plan as it deems necessary. However, the approval of the Company’s shareholders is required for any amendment (i) to increase the total number of shares available for awards under the Employee Plan or the other share limitations described above (except for the anti-dilution adjustments described above), (ii) to reprice any stock option or SAR of which the exercise price is in excess of the value of the underlying stock, or (iii) to decrease the minimum exercise price at which stock options and SARs may be granted.

Term. The Employee Plan shall terminate on the date of the 2019 annual meeting of shareholders. No awards may be granted after termination, but termination shall not affect any stock awards, stock options or SARs previously granted.

Plan Benefits. Future grants under the Employee Plan, if any, that will be made to eligible participants are subject to the discretion of the Compensation Committee or its delegates and, therefore, are not determinable at this time. In February 2009, the Compensation Committee made grants under the Employee Plan as indicated in the following table. There can be no assurance that these grants are indicative of grants that may be made in the future.

Name and Position	Number of Stock Options	Number of Restricted Share Units*	Target Number of Performance Shares
Surya N. Mohapatra,	148,334	47,850	47,850
Chairman, President &
Chief Executive Officer
Robert A. Hagemann,	61,667	19,893	19,893
Senior Vice President and
Chief Financial Officer
Michael E. Prevoznik	30,000	9,678	9,678
Senior Vice President and
General Counsel
Joan E. Miller	36,667	11,828	11,828
Senior Vice President
Pathology and Hospital Services
Wayne R. Simmons	30,000	9,678	9,678
Vice President Operations
Executive Group	306,668	98,927	98,927
Non-Executive Director Group	—	—	—
Non-Executive Officer Employee Group	970,276	313,150	313,150

*	Dr. Mohapatra received restricted shares rather than restricted share units.

Federal Income Tax Consequences. The following discussion is a summary of the material U.S. federal income tax consequences of awards granted under the Employee Plan under U.S. federal income tax laws as currently in effect.

Incentive Stock Options. Neither the grant nor the exercise of an incentive stock option will be a taxable event to the optionee for regular income tax purposes. The optionee, however, may be required to recognize a preference item for alternative minimum tax purposes upon exercise of the incentive stock option equal to the fair market value of the shares issued upon exercise over the exercise price. The optionee will recognize long-term capital gain or loss on a disposition of shares acquired upon exercise of an incentive stock option, provided that the optionee does not dispose of the shares within two years from the date the incentive stock option was granted and within one year after the shares were acquired by the optionee. For purposes of determining gain or loss, the optionee’s basis in the shares will, in general, be the exercise price of the incentive stock option. If the optionee satisfies both of the holding periods described above, then the Company will not be allowed a deduction by reason of the exercise of the incentive stock option. If the optionee disposes of the shares acquired upon exercise before satisfying the holding period requirements discussed above (a “disqualifying disposition”), his or her gain recognized on the disqualifying disposition will be taxed as ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise and exercise price of the incentive stock option, and the Company will be entitled to a deduction in this amount. The gain (if any) in excess of the amount recognized as ordinary income on a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the optionee held the shares.

Non-Qualified Stock Options. The grant of a non-qualified stock option will not be a taxable event to the optionee. The optionee generally will recognize ordinary income upon exercise of the non-qualified stock option, in an amount equal to the excess of the fair market value of the shares received at the time of exercise (including any option shares withheld by the Company to satisfy tax withholding obligations) over the exercise price of the non-qualified stock option, and the Company will generally be allowed a deduction in this amount. Upon disposition of the shares received upon exercise of the non-qualified stock option, the optionee will recognize long-term or short-term capital gain or loss, depending upon the length of time he or she held such shares. The amount of long-term or short-term capital gain or loss recognized by the optionee upon disposition of the shares will be an amount equal to the difference between the amount realized on the disposition and the optionee’s basis in the shares (which basis is ordinarily the fair market value of the shares on the date the stock option was exercised). Special tax rules may apply if an optionee uses previously owned shares to pay the exercise price of a stock option.

Stock Appreciation Rights. The grant of a stock appreciation right will not be a taxable event to the participant. The participant who is granted a stock appreciation right will be taxed at ordinary income rates at the time of exercise of the stock appreciation right in an amount equal to the excess of the fair market value of the shares of the common stock subject to such right at the date of exercise over the exercise price of the stock appreciation right. The Company is required to withhold tax on the amount of income so recognized, and a deduction corresponding to the amount of income recognized will be allowable to the Company (subject to Section 162(m) of the Internal Revenue Code as discussed below).

Stock Awards. The U.S. federal income tax consequences of stock awards depend on the form of the award.

Restricted Shares. A participant who is awarded restricted shares will not be taxed at the time of grant unless the shares are either substantially vested at the time of grant or the participant makes a special election with the Internal Revenue Service pursuant to Section 83(b) of the Internal Revenue Code as discussed below. Upon lapse of the risk of forfeiture or restrictions on transferability applicable to the restricted shares, the participant will be taxed at ordinary income tax rates on the then fair market value of the shares. The Company is required to withhold tax on the amount of income so recognized, and a deduction corresponding to the amount of income recognized will be allowable to the Company (subject to Section 162(m) of the Internal Revenue Code as discussed below). The participant’s tax basis in the shares will be equal to the ordinary income recognized. Upon subsequent disposition of the shares, the participant will realize long-term or short-term capital gain or loss, depending on how long the participant holds the shares before disposing of them.

Pursuant to Section 83(b) of the Internal Revenue Code, a participant may elect within 30 days of receipt of an award of restricted shares to be taxed at ordinary income tax rates on the fair market value of the shares comprising such award at the time of award (determined without regard to any restrictions which may lapse). In that case, the Company is required to withhold tax on the amount of income so recognized, and a deduction corresponding to the amount of income recognized will be allowable to the Company (subject to Section 162(m) of the Internal Revenue Code as discussed below). In addition, the participant will acquire a tax basis in the shares equal to the ordinary income that the participant recognizes at the time of grant. No tax will be payable upon the lapse or release of the restrictions or at the time the shares first become transferable, and any gain or loss upon subsequent disposition will be a capital gain or loss. In the event of a forfeiture of shares of common stock with respect to which a participant previously made a Section 83(b) election, the participant will not be entitled to a loss deduction.

Performance Shares. Performance shares are earned based upon the attainment of performance goals specified at the time of grant. A participant who receives an award of performance shares will be taxed following the end of the performance period, when the number of shares that have been earned has been determined and the shares are transferred to the participant; the amount of income recognized will equal the then fair market value of the shares that have been earned. The Company will be entitled to a corresponding deduction at that time (subject to Section 162(m) of the Internal Revenue Code). The participant’s tax basis in the shares will equal the amount taxed as ordinary income, and on subsequent disposition the participant will realize long-term or short-term capital gain or loss, depending on how long the participant holds the shares before disposing of them.

Restricted Share Units. Restricted share units represent a right to receive shares in the future, subject to the terms and conditions of the award. A participant who receives restricted share units will be taxed at ordinary income tax rates on the then fair market value of the shares of common stock (or if the restricted share units are settled by delivery of cash, on the amount of cash) distributed at the time of settlement of the restricted share units. A corresponding deduction will be allowable to the Company at that time (subject to Section 162(m) of the Internal Revenue Code). The participant’s tax basis in the shares will equal the amount recognized as ordinary income, and on subsequent disposition the participant will realize long-term or short-term capital gain or loss, depending on how long the participant holds the shares before disposing of them.

Section 409A. Acceleration of income, additional taxes and interest apply to nonqualified deferred compensation that is not compliant with Section 409A of the Internal Revenue Code. To be compliant with Section 409A, rules with respect to the timing of elections to defer compensation, distribution events and funding must be satisfied. The Company believes that the provisions of the Employee Plan are compliant with Section 409A and intends to operate the Employee Plan to ensure that awards under the Employee Plan will not be subject to adverse tax consequences applicable to deferred compensation under Section 409A.

Section 162(m). Section 162(m) of the Internal Revenue Code imposes certain limitations on the deductibility of compensation paid to “covered employees” unless the compensation qualifies as “performance-based compensation.” A company’s “covered employees” generally include its chief executive officer and the three other executives (excluding the Chief Financial Officer) whose compensation is reported in the Summary Compensation Table and who were in office at the end of the most recently completed fiscal year. Under Treasury Regulations promulgated pursuant to Section 162(m) of the Internal Revenue Code, at least three conditions must be satisfied in order for compensation to qualify as performance-based: (1) the compensation must be payable on account of the attainment of one or more pre-established, objective performance goals, or, in the case of non-qualified stock options or stock appreciation rights, upon the exercise of the stock option or stock appreciation right, as the case may be, if the exercise price at least equals the market value of the stock on the date of grant of the stock option or stock appreciation right, as the case may be, (2) the material terms of the compensation and the performance measures must be disclosed to and approved by shareholders before payment and (3) a committee of the board of directors that is comprised solely of two or more “outside directors” must certify that the performance goals have been satisfied before payment. Certain features of the Employee Plan were designed to allow awards made to covered employees to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. Notwithstanding the adoption of the Employee Plan and its submission to shareholders, the Company reserves the right to pay its employees, including participants in the Employee Plan, amounts which may not be deductible under Section 162(m) or other provisions of the Internal Revenue Code.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENTS TO THE EMPLOYEE PLAN. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THIS PROPOSAL UNLESS OTHERWISE INSTRUCTED.

Proposal No. 3—Approval of Amendments to the Director Plan

Upon the recommendation of its Compensation Committee, our Board of Directors has unanimously approved amendments to the Amended and Restated Long-Term Incentive Plan for Non-Employee Directors

(the “Director Plan”), subject to approval by our shareholders at the annual meeting. The Director Plan was initially adopted in 1998 and amendments thereto were most recently approved by our shareholders in 2005.

The Director Plan provides the long-term incentive component of the compensation we pay to our non-employee directors, providing a feature that our Board believes is competitive with that offered by other public companies to their directors. The purpose of the Director Plan is to secure, for the Company and its shareholders, the benefits of the incentive inherent in increased stock ownership by members of the Board who are not employees of the Company or any of its subsidiaries. The intention of the Director Plan is to encourage persons to become and remain directors of the Company by affording them a greater proprietary interest in the Company’s success through stock ownership. The Director Plan provides for the issuance of stock options and stock awards.

We are asking our shareholders to approve the following amendments to the Director Plan:

•	An additional 400,000 shares will be made available for awards under the Director Plan, over and above the number of shares that currently remain available;

•	The maximum term that the Board may establish for stock options granted under the Director Plan on or after the annual meeting will be up to 10 years, rather than 7 years; and

•	We are extending the term of the Director Plan so that awards may be made thereunder until the date of the 2019 annual meeting. Without this amendment, the Director Plan would expire on May 10, 2015.

If the shareholders fail to approve the foregoing amendments to the Director Plan, the amendments will not be given effect, and the Director Plan will continue as in effect prior to amendment.

The following summary describes the principal features of the Director Plan, as amended. The summary does not purport to be complete and is qualified in its entirety by reference to the terms of the Director Plan, a copy of which is attached hereto as Appendix B.

Eligibility. All members of the Board who are not employees of the Company or any of its subsidiaries are eligible to receive awards under the Director Plan. As of March 16, 2009, eight members of the Board (all members except Dr. Mohapatra) were eligible to participate in the Director Plan.

Shares Underlying Awards. The shares underlying awards granted under the Director Plan are shares of Quest Diagnostics Incorporated common stock, par value $0.01 per share. The closing price of the common stock on the New York Stock Exchange on March 16, 2009 was $46.00.

Stock Available for the Director Plan. As of March 16, 2009, there were approximately 88,931 shares reserved for future awards under the Director Plan. Taking the proposed amendments to the Director Plan into account, an aggregate of 488,931 shares would be available for future awards under the Director Plan. This amount represents less than 1 percent of our outstanding shares of common stock as of March 16, 2009. We expect to utilize approximately 77,336 shares for grants in connection with our annual awards to our directors during 2009.

Shares covered by awards which expire or are cancelled are again available for grant.

Anti-dilution Adjustments. The Director Plan provides that in the event of any change in the common stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any similar change affecting the common stock, the number and kind of shares which thereafter may be optioned, awarded and sold under the Director Plan and the number and kind of shares subject to outstanding stock awards and stock options, and the exercise price per share of outstanding stock options, shall be appropriately adjusted to prevent substantial dilution or enlargement of the right of participants in the Director Plan. The Board is responsible for approving any adjustments.

Administration. The Board administers the Director Plan. The Compensation Committee advises the Board regarding the administration of the Director Plan.

Awards. The Director Plan permits the grant to each non-employee director of stock options and stock awards covering an aggregate of no more than 20,000 shares of common stock on the date of the annual shareholders meeting each year. In the event that a non-employee director is elected to the Board other than on the date of the annual shareholders meeting, the Director Plan permits the Board to grant to such director on such date stock options and stock awards covering such number of shares of common stock, not to exceed 20,000, that is proportional to the fraction of the year remaining until the next annual shareholders meeting. The Director Plan also permits a one-time grant to a non-employee director of stock options and stock awards covering an aggregate of no more than 40,000 shares of common stock upon the non-employee director’s initial election to the Board. Stock options or stock awards may be granted separately or in combination under the Director Plan.

At the discretion of the Board, participants may elect to receive stock options or stock awards in lieu of the cash compensation payable to them in any year.

Stock Options.

Exercise Price. The exercise price of stock options granted under the Director Plan is the “fair market value” of our common stock on the date the stock option is granted. For this purpose, “fair market value” is defined as the mean of the high and low sales price of a share of our common stock on The New York Stock Exchange Composite List on the relevant date.

Exercise of Stock Options. Annual stock option grants become exercisable in three equal annual installments beginning on the first anniversary of the grant date. Stock options elected in lieu of director retainer fees and meeting fees are exercisable immediately. The exercise price of the shares of common stock as to which a stock option is exercised must be paid no later than the date on which any shares are issued as a result of the exercise of the stock option.

The Board may authorize payment of the exercise price through any of the following means: (i) delivery of shares of common stock of the Company already owned by the participant and having a fair market value on the date of delivery equal to the exercise price; (ii) delivery of a combination of cash and common stock of the Company having a total fair market value on the date of such delivery equal to the exercise price; or (iii) a net share settlement procedure or through withholding of shares of common stock of the Company subject to the stock option, valued using the fair market value at the time of exercise.

Option Period. A participant under the Director Plan may exercise his or her stock options (i) up to the seventh anniversary of the date of grant for stock options granted prior to the 2009 annual meeting of shareholders, and (ii) subject to the approval of our shareholders at the 2009 annual meeting, up to an expiration date established by the Board that may not be later than the tenth anniversary of the date of grant for stock options granted on or after the 2009 annual meeting of shareholders, whether or not the participant ceases to be a director.

Prohibition on Repricing. Except for the anti-dilution adjustments described above, we may not lower the exercise price of outstanding stock options.

Stock Awards.

Form of Award. A stock award is a grant to a non-employee director of shares of common stock or of a right to receive shares of common stock (or their cash equivalent or a combination thereof) in the future. For 2006 and 2007, we made stock awards to non-employee directors in the form of restricted shares of common stock. In 2008, we began to make stock awards in the form of restricted share units, which represent the right to receive shares of common stock on a future date.

Dividends and Dividend Equivalents. Stock awards may include the right to receive dividends or dividend equivalent payments, which may be paid either currently or credited to a participant’s account. The Board may subject the payment or crediting of dividends or dividend equivalents to conditions or restrictions, including mandatory reinvestment of the credited amounts in common stock equivalents. Stock awards we have made to date have provided for the payment of dividends or dividend equivalents on a current basis without conditions.

Amendments. The Board may amend the Director Plan as it deems necessary without shareholder approval. However, except for the anti-dilution adjustments described above and any adjustments made in reasonable good faith by the Company to avoid the imposition of any interest or additional tax under Section 409A of the Internal Revenue Code, any amendment to increase the total number of shares which may be issued or transferred under the Director Plan, change the exercise price, change the maximum period during which stock options may be exercised, extend the period during which stock options or stock awards may be granted under the Director Plan or expand the class of individuals eligible to receive stock awards or stock options under the Director Plan cannot be effective without shareholder approval.

Term. The Director Plan shall terminate on the date of the 2019 annual meeting of shareholders. No awards may be granted after termination, but termination shall not affect any stock awards or stock options previously granted.

Plan Benefits. Future grants under the Director Plan, if any, that will be made to eligible participants are subject to the discretion of the Board of Directors and, therefore, are not determinable at this time. During 2008, we awarded a total of 64,000 stock options and 13,336 restricted share units to eligible participants in the Director Plan.

Federal Income Tax Consequences. The following discussion is a summary of the material U.S. federal income tax consequences of awards granted under the Director Plan under U.S. federal income tax laws as currently in effect.

Stock Options. The grant of a stock option will not be a taxable event to the director and no deduction is allowed to the Company at the time of grant. The director generally will recognize ordinary income upon exercise of the stock option, in an amount equal to the excess of the fair market value of the shares received at the time of exercise over the exercise price of the stock option, and a deduction is allowed to the Company for the same amount. Upon disposition of the shares received upon exercise of the stock option, the director will recognize long-term or short-term capital gain or loss, depending upon the length of time he or she held the shares. The amount of long-term or short-term capital gain or loss recognized by the director upon disposition of the shares will be an amount equal to the difference between the amount realized on the disposition and the director’s basis in the shares (which basis is ordinarily the fair market value of the shares on the date the stock option was exercised). Special tax rules may apply if a director uses previously owned shares to pay the exercise price of a stock option.

Restricted Shares. A director who is awarded restricted shares will not be taxed at the time of grant unless the shares are either substantially vested at the time of grant or the participant makes a special election with the Internal Revenue Service pursuant to Section 83(b) of the Internal Revenue Code, as discussed below. Upon lapse of the risk of forfeiture or restrictions on transferability applicable to the restricted shares, the director will be taxed at ordinary income tax rates on the then fair market value of the shares, and a deduction corresponding to the amount of income recognized will be allowable to the Company. The director’s tax basis in the shares will be equal to the ordinary income recognized. Upon subsequent disposition of the shares, the director will realize long-term or short-term capital gain or loss, depending on how long the director holds the shares before disposing of them.

Pursuant to Section 83(b) of the Internal Revenue Code, a director may elect within 30 days of receipt of an award of restricted shares to be taxed at ordinary income tax rates on the fair market value of the shares comprising such award at the time of grant (determined without regard to any restrictions which may lapse). In that case, the director will acquire a tax basis in the shares equal to the ordinary income that the director recognizes at the time of grant and a deduction corresponding to the amount of income recognized will be allowable to the Company. No tax will be payable upon the lapse or release of the restrictions or at the time the shares first become transferable, and any gain or loss upon subsequent disposition will be a capital gain or loss. In the event of a forfeiture of shares of common stock with respect to which a director previously made a Section 83(b) election, the director will not be entitled to a loss deduction.

Restricted Share Units. Restricted share units represent a right to receive shares in the future, subject to the terms and conditions of the award. A director who receives restricted share units will be taxed at ordinary income tax rates on the fair market value of the shares of common stock (or if the restricted share units are settled by delivery of cash, on the amount of cash) distributed at the time of settlement of the restricted share units. A corresponding deduction will be allowable to the Company at that time. The director’s tax basis in the shares will equal the amount recognized as ordinary income, and on subsequent disposition the director will realize long-term or short-term capital gain or loss, depending on how long the director holds the shares before disposing of them.

Section 409A. Acceleration of income, additional taxes and interest apply to nonqualified deferred compensation that is not compliant with Section 409A of the Internal Revenue Code. To be compliant with Section 409A, rules with respect to the timing of elections to defer compensation, distribution events and funding must be satisfied. The Company believes that the provisions of the Director Plan are compliant with Section 409A and intends to operate the Director Plan to ensure that awards under the Director Plan will not be subject to adverse tax consequences applicable to deferred compensation under Section 409A.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENTS TO THE DIRECTOR PLAN. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THIS PROPOSAL UNLESS OTHERWISE INSTRUCTED.

Proposal No. 4—Ratification of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2009

The Audit and Finance Committee has appointed PricewaterhouseCoopers to serve as our independent registered public accounting firm for 2009 and presents this appointment to the shareholders for ratification. The Committee is not bound by the vote results. The Committee may change the appointment at any time if it determines that a change would be in the best interest of the Company and its shareholders. Representatives of PricewaterhouseCoopers are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit and Finance Committee Pre-Approval Policies and Procedures

It is the Audit and Finance Committee’s policy to pre-approve audit or non-audit services provided by the Company’s independent registered public accounting firm. The Committee has delegated to the Committee’s chair the authority to pre-approve audit and non-audit services, subject to certain dollar limitations. All such approvals are communicated to the Committee at its next scheduled meeting.

Fees and Services of PricewaterhouseCoopers LLP

Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers for the years ended December 31, 2008 and 2007 were:

	2008 ($)	2007 ($)
Audit Fees	3,305,104	3,286,605
Audit Related Fees	70,850	195,220
Tax Fees	113,570	83,567
All Other Fees	3,201	9,202

Total Fees	3,492,725	3,574,594

Audit Fees were for services including professional services rendered for the audits of the Company’s consolidated financial statements; statutory audits and subsidiary audits; issuance of comfort letters related to financing transactions; and assistance with review of documents filed with the SEC and professional services rendered for the audit of the Company’s internal control over financial reporting.

Audit Related Fees were for assurance and related services related to employee benefit plan audits and assessment of internal controls and risk management services.

Tax Fees were for services related to tax compliance, including preparation of tax returns and claims for refunds. Such services are primarily for non-U.S. tax matters. Tax Fees also include services related to tax planning and tax advice, including assistance with and representation before U.S. and certain non-U.S. tax authorities of $66,386 and $7,866 in 2008 and 2007, respectively. None of these fees related to tax planning for any of the Company’s executive officers.

All Other Fees were for services including software licenses related to access to on-line technical accounting and reporting resource materials and software to support internal audit processes.

The Audit and Finance Committee has considered all services rendered by PricewaterhouseCoopers LLP and does not believe that the services are incompatible with PricewaterhouseCoopers LLP remaining independent.

Report of The Audit and Finance Committee

The primary purpose of the Audit and Finance Committee of the Board of Directors is (1) to assist in the Board’s oversight of (a) the quality and integrity of the Company’s financial statements and related disclosures, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent registered public accounting firm’s qualifications and independence, and (d) the performance of the Company’s internal audit function and independent registered public accounting firm, and (2) to provide advice to the Board on financing activities and other financial matters.

The Audit and Finance Committee meets with management periodically to consider the adequacy of the Company’s internal control over financial reporting and the objectivity of its financial reporting. The Committee also regularly meets privately with the Company’s independent registered public accounting firm and with the appropriate Company personnel and internal auditors to discuss these matters. The Company’s internal auditors and independent registered public accounting firm have unrestricted access to the Committee. In addition, as part of the Committee’s finance activities, the Committee reviews the Company’s financing plans and other significant financial policies and actions, and makes recommendations to the Board to approve certain actions. The Committee also appoints the independent registered public accounting firm and periodically reviews the firm’s performance and independence from management and pre-approves all audit and non-audit services, if any, provided by the independent registered public accounting firm.

The Board of Directors has adopted a written charter setting out the Committee’s functions. The charter is available at www.QuestDiagnostics.com/governance.

Management is responsible for the Company’s financial statements and the overall reporting process, including the effectiveness of the Company’s system of internal control over financial reporting. Management also is responsible for maintaining the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

The independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America and discusses with the Committee any issues they believe should be raised. The independent registered public accounting firm also annually audits the effectiveness of internal control over financial reporting. In the performance of its oversight role, the Committee reviewed the Company’s audited financial statements and met with both management and PricewaterhouseCoopers LLP, the independent registered public accounting firm, to discuss those financial statements. The members of the Committee are not full-time Company employees and are not, and do not represent to be, performing the functions of auditors or accountants. Management represented to the Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

Management completed its documentation, testing and evaluation of the adequacy of the Company’s system of internal control over financial reporting as of December 31, 2008, as required by Section 404 of the Sarbanes-Oxley Act of 2002 and its related rules and regulations. The Committee was apprised of the progress of the evaluation by both management and PricewaterhouseCoopers LLP, and provided oversight and advice to management during this process. At the conclusion of this process, management reviewed with the Committee its report on the effectiveness of the Company’s internal control over financial reporting.

The Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Securities and Exchange Commission, the New York Stock Exchange, and AU Section 380, as adopted by the Public Company Accounting Oversight Board. The Committee has received from and discussed with PricewaterhouseCoopers LLP the written disclosure and the letter required by Public Company Accounting Oversight Board rules, and has discussed the independence of PricewaterhouseCoopers LLP with PricewaterhouseCoopers LLP. These items relate to that firm’s independence from the Company. In addition, the Committee reviewed all services provided by PricewaterhouseCoopers LLP to the Company, and the corresponding fees, in considering whether non-audit services were compatible with maintaining PricewaterhouseCoopers LLP’s independence from the Company. Based on these reviews and discussions, the Committee recommended to the Board of Directors, and the Board has approved, the inclusion of Quest Diagnostics’ audited financial statements for the fiscal year ended December 31, 2008 in the Company’s Annual Report on Form 10-K. We also appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ended December 31, 2009 and are presenting the appointment to the shareholders for ratification.

Audit and Finance Committee Members

Gary M. Pfeiffer, Chairman
John C. Baldwin, M.D.
Jenne K. Britell, Ph.D.
Daniel C. Stanzione, Ph.D.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THIS PROPOSAL UNLESS OTHERWISE INSTRUCTED.

INFORMATION ABOUT OUR 2010 ANNUAL MEETING

Shareholders intending to present a proposal at the 2010 annual meeting and have it included in the Company’s proxy statement for that meeting must submit the proposal in writing to William J. O’Shaughnessy, Jr., Corporate Secretary, Three Giralda Farms, Madison, New Jersey 07940. We must receive your proposal by the close of business on December 23, 2009.

Shareholders intending to present a proposal at the 2010 annual meeting, but not to include the proposal in the Company’s proxy statement, or to nominate a person for director, must comply with the requirements set forth in our by-laws. The by-laws require, among other things, that our Corporate Secretary receive written notice from the record shareholder of intent to present such proposal or nomination no more than 120 days and no less than 90 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2010 annual meeting no earlier than January 15, 2010 and no later than February 14, 2010. The notice must contain the information required by the by-laws, a copy of which is available on our corporate governance website at www.QuestDiagnostics.com/governance or upon request from our Corporate Secretary.

OTHER INFORMATION

Consent to electronic delivery of annual meeting material.

This proxy statement and the annual report are available on our website at www.QuestDiagnostics.com/investor. You can save the Company postage and printing expense by consenting to access these documents over the Internet. If you consent, you will receive notice next year when these documents are available with instructions on how to view them and submit voting instructions. If you are a shareholder of record, you may elect this service by marking the appropriate box on your proxy card or by following the instructions provided if you submit your proxy by telephone or the Internet. If you hold your shares through a bank, broker or other holder of record, contact the record holder for information regarding electronic delivery of materials. Your consent to electronic delivery of materials will remain in effect until you revoke it. If you choose electronic delivery, you may incur costs, such as cable, telephone and Internet access charges, for which you will be responsible.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on May 14, 2009: Our proxy statement and our annual report on Form 10-K for the year ended December 31, 2008 are available on our website at www.QuestDiagnostics.com/investor.

Appendix A

Amended and Restated
Quest Diagnostics Incorporated
Employee Long-Term Incentive Plan

(As amended as of May 14, 2009)

1. THE PROGRAM

a) Purpose. This Amended and Restated Quest Diagnostics Incorporated Employee Long-Term Incentive Plan (the “Program”) is intended to benefit the stockholders of Quest Diagnostics Incorporated (the “Company”) by providing a means to attract, retain and reward individuals who can and do contribute to the longer term financial success of the Company. Further, the recipients of stock-based awards under the Program should identify their success with that of the Company’s stockholders and therefore will be encouraged to increase their proprietary interest in the Company.

b) Effective Date. To serve this purpose, the Program will become effective upon its approval by the holders of stock entitled to vote at the Company’s 2005 Annual Meeting of Stockholders (the “Effective Date”).

2. ADMINISTRATION

a) Committee. The Program shall be administered by a committee, appointed by the Board of Directors of the Company (the “Board”), which shall consist of no less than two of its members, none of whom shall be (or formerly have been) employees of the Company (the “Committee”); provided, however, that from time to time the Board may assume, at its sole discretion, administration of the Program. Except with regard to awards to employees subject to Section 16 of the Securities Exchange Act of 1934, the Committee may delegate certain responsibilities and powers to any executive officer or officers selected by it. Any such delegation may be revoked by the Committee at any time.

b) Powers and authority. The Committee’s powers and authority include, but are not limited to: selecting individuals, who are employees of the Company and any subsidiary of the Company or other entity in which the Company has a significant equity or other interest as determined by the Committee, to receive awards; determining the types and terms and conditions of all awards granted, including performance and other earnout and/or vesting conditions; permitting transferability of awards to eligible third parties to the extent provided in Section 7(a); interpreting the Program’s provisions; and administering the Program in a manner that is consistent with its purpose. The Committee’s decision in carrying out the Program and its interpretation and construction of any provisions of the Program or any award granted or agreement or other instrument executed under it shall be final and binding upon all persons. No members of the Board shall be liable for any action, omission or determination made in good faith in administering the Program.

c) Award Prices. Except for awards made in connection with the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, all awards denominated or made in Shares shall use as the per Share price the mean between the high and low selling prices of a share of the Common Stock of the Company (“Share”) on the New York Stock Exchange Composite list (or such other stock exchange as shall be the principal public trading market for the Shares) on the date the award is granted, or if Shares are not traded on such date, the mean between the high and low selling prices on the New York Stock Exchange Composite list (or such other stock exchange as shall be the principal public trading market for the Shares) on the next preceding day on which such Shares were traded; provided, however, that the Committee may in its discretion establish a higher price as the per Share price. Except as provided for in Section 3(e), the per Share exercise price of any stock option or stock appreciation right may not be decreased after the grant of the award, and a stock option or stock appreciation right may not be surrendered as consideration in exchange for the grant of a new stock option or stock appreciation right with a lower per Share exercise price or the grant of a stock award.

3. SHARES SUBJECT TO THE PROGRAM AND ADJUSTMENTS

a) Maximum Shares Available for Delivery. Subject to adjustments under Section 3(e), the maximum number of Shares that may be delivered to participants and their beneficiaries under the Program shall be equal to (i) 53,250,000 Shares; (ii) any Shares that were available for future awards under the Company’s 1996 Employee Equity Participation Program (the “Prior Program”) as of June 29, 1999; and (iii) any Shares that were represented by awards granted under the Prior Program, which are or may be forfeited, which expire or are canceled without the delivery of Shares or which have resulted or may result in the forfeiture of Shares back to the Company after June 29, 1999. In addition, any Shares delivered under the Program or the Prior Program which are forfeited back to the Company because of the failure to meet an award contingency or condition shall again be available for delivery pursuant to new awards granted under the Program. Any Shares covered by an award (or portion of an award) granted under the Program or the Prior Program of the Company, which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Program. For purposes of determining the number of shares that remain available for issuance under the Program, (i) any Shares that are tendered by a participant or withheld by the Company to pay the exercise price of an award or to satisfy the participant’s tax withholding obligations in connection with the exercise or settlement of an award and (ii) all of the Shares covered by a net share settled stock option or a stock-settled stock appreciation right to the extent exercised, shall be deemed delivered pursuant to the Program and shall not be available for delivery pursuant to new awards under the Program. The Shares delivered under the Program may be authorized and unissued shares or shares held in the treasury of the Company, including shares purchased by the Corporation (at such time or times and in such manner as it may determine).

(b) Substitute Awards. Shares issued under the Program through the settlement, assumption or substitution of outstanding awards or, to the extent permitted by the rules of the New York Stock Exchange (or other stock exchange as shall be the principal public trading market for the Shares), obligations to grant future awards as a condition of the Company acquiring another entity shall not reduce the maximum number of Shares available for delivery under the Program.

c) Other Program Limits. Subject to adjustment under Section 3(e), the following additional maximums are imposed under the Program. The maximum number of Shares that may be delivered in conjunction with awards granted pursuant to Section 4(d) on or after March 16, 2009 shall be 3,489,238. The maximum aggregate number of Shares that may be covered by awards granted to any one individual over the life of the Program pursuant to Sections 4(b) and 4(c) shall not exceed 6,000,000 Shares. The aggregate maximum payments that can be made for awards granted to any one individual pursuant to Section 4(d) on or after the Effective Date shall not exceed 1,200,000 Shares.

d) Payment Shares. Subject to the overall limitation on the number of Shares that may be delivered under the Program, the Committee may, in addition to granting awards under Section 4, use available Shares as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company.

e) Adjustments for Corporate Transactions. In the event of any change in the Shares by reason of any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any similar change affecting the Shares, (i) the number and kind of shares which may be delivered under the Program pursuant to Sections 3(a) and 3(c); (ii) the number and kind of shares subject to outstanding awards; and (iii) the exercise price of outstanding stock options and stock appreciation rights shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the right granted to, or available for, participants in the Program; provided, however, that no such adjustment shall be required if the Committee determines that such action could cause a stock option or stock appreciation right to fail to satisfy the conditions of an applicable exception from the requirements of Section 409A of the Internal Revenue Code (“Section 409A”) or otherwise could subject a participant to any interest or additional tax imposed under Section 409A in respect of an outstanding award. Similar adjustments may be made in situations where the Company assumes or substitutes for outstanding awards held by employees and other persons of an entity acquired by the Company.

4. TYPES OF AWARDS

a) General. An award may be granted singularly, in combination with another award(s) or in tandem whereby exercise or vesting of one award held by a participant cancels another award held by the participant. Subject to the limitations of Section 2(c), an award may be granted as an alternative or successor to or replacement of an existing award under the Program or under any other compensation plan or arrangement of the Company, including the plan of any entity acquired by the Company. The types of awards that may be granted under the Program include:

b) Stock Option. A stock option represents a right to purchase a specified number of Shares during a specified period at a price per Share which is no less than one hundred percent (100%) of the per Share amount stipulated by Section 2(c). A stock option may be intended to comply with Section 422 or any other similar provision of the Internal Revenue Code (the “Code”) or may be intended not to qualify for favorable federal income tax treatment. Each stock option granted on or after the Effective Date shall expire on the applicable date designated by the Committee but in no event may such date be more than ten years from the date the stock option is granted. The Shares covered by a stock option may be purchased by means of a cash payment or such other means as the Committee may from time-to-time permit, including (i) tendering (either actually or by attestation) Shares valued using the market price on the date of exercise, (ii) authorizing a third party to sell Shares (or a sufficient portion thereof) acquired upon exercise of a stock option and to remit to the Company a sufficient portion of the sale proceeds to pay for all the Shares acquired through such exercise and any tax withholding obligations resulting from such exercise; (iii) a net share settlement procedure or through the withholding of Shares subject to the stock option valued using the market price on the date of exercise; or (iv) any combination of the above.

c) Stock Appreciation Right. A stock appreciation right is a right to receive a payment in cash, Shares or a combination thereof, equal to the excess of the aggregate market price on the date of exercise of a specified number of Shares over the aggregate exercise price of the stock appreciation right being exercised. The longest period during which a stock appreciation right granted on or after the Effective Date may be outstanding shall be ten years from the date the stock appreciation right is granted. The exercise price of a stock appreciation right shall be no less than one hundred percent (100%) of the per Share amount stipulated by Section 2(c).

d) Stock Award. A stock award is a grant of Shares or of a right to receive Shares (or their cash equivalent or a combination of both) in the future. Each stock award shall be earned and vest over such period and shall be governed by such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of performance goals. The performance goals that may be used by the Committee for such awards intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code shall consist of operating profits (including EBITDA), net profits, earnings per share, profit returns and margins, revenues, shareholder return and/or value, stock price, customer service and quality metrics. Performance goals may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Further, performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. Profit, earnings and revenues used for any performance goal measurement may exclude: gains or losses on operating asset sales or dispositions; asset write- downs; litigation or claim judgments or settlements; accruals for historic environmental obligations; effect of changes in tax law or rate on deferred tax liabilities; accruals for reorganization and restructuring programs; uninsured catastrophic property losses; the effect of changes in accounting standards; the cumulative effect of changes in accounting principles; and any extraordinary non-recurring items as determined in accordance with generally accepted accounting principles and/or described in management’s discussion and analysis of financial performance appearing in the Company’s annual report to stockholders for the applicable year.

5. AWARD SETTLEMENTS AND PAYMENTS

a) Dividends and Dividend Equivalents. An award may include the right to receive dividends or dividend equivalent payments which may be paid either currently or credited to a participant’s account. Any such crediting of dividends or dividend equivalents may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Share equivalents.

b) Payments. Awards may be settled through cash payments, the delivery of Shares, the granting of awards or combination thereof as the Committee shall determine. Any award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Share equivalents. It is intended that any such settlement or deferral shall be implemented in a manner and this Program shall be interpreted and administered so as to comply with Section 409A and any applicable guidance issued thereunder in order to avoid the imposition of any interest or additional tax on an employee under such Section in respect of any award.

6. PROGRAM AMENDMENT AND TERMINATION

a) Amendments. The Board may amend this Program and the Committee may amend any outstanding award in such manner as it deems necessary and appropriate to better achieve the Program’s purpose, provided, however, that (i) except as provided in Section 3(e) (a) the Share and other award limitations set forth in Sections 3(a) and 3(c) cannot be increased and (b) the minimum stock option and stock appreciation right exercise prices set forth in Sections 2(c), 4(b) and 4(c) cannot be changed unless such a plan amendment is properly approved by the Company’s stockholders, and (ii) no such amendment shall, without a participant’s consent, materially adversely affect a participant’s rights with respect to any outstanding award. Notwithstanding the foregoing, no action taken by the Committee (x) to settle or adjust an outstanding award pursuant to Section 3(e) or (y) to modify an outstanding award to avoid, in the reasonable, good faith judgment of the Company, the imposition on any participant of any tax, interest or penalty under Section 409A, shall require the consent of any participant.

b) Program Suspension and Termination. The Board may suspend or terminate this Program at any time. However, in no event may any awards be granted under the Program after the date of the 2019 Annual Meeting of Stockholders. Any such suspension or termination shall not of itself impair any outstanding award granted under the Program or the applicable participant’s rights regarding such award.

7. MISCELLANEOUS

a) Assignability. Except by will or by the laws of descent and distribution and, if permitted by the Committee, as a gift to a family member or a trust or similar entity for the benefit of one or more family members, no award granted under the Program shall be assignable or transferable.

b) No Individual Rights. No person shall have any claim or right to be granted an award under the Program. Neither the Program nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or to perform services for the Company, any subsidiary or related entity. The right to terminate the employment of or performance of services by any Program participant at any time and for any reason is specifically reserved to the employing entity.

c) Unfunded Program. The Program shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Program shall not establish any fiduciary relationship between the Company and any participant or beneficiary of a participant. To the extent any person holds any obligation of the Company by virtue of an award granted under the Program, such obligation shall merely constitute a general unsecured liability of the Company and accordingly shall not confer upon such person any right, title or interest in any assets of the Company.

d) Use of Proceeds. Any proceeds from the sale of shares under the Program shall constitute general funds of the Company.

e) Other Benefit and Compensation Programs. Unless otherwise specifically determined by the Committee, settlements of awards received by participants under the Program shall not be deemed a part of a participant’s regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan or severance program. Further, the Company may adopt any other compensation programs, plans or arrangements as it deems appropriate.

f) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Program or any award, and the Committee shall determine whether any fractional Share shall be rounded up or rounded down to the nearest whole Share, whether cash shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled.

g) Governing Law. The validity, construction and effect of the Program and, except as otherwise determined by the Committee, any award, agreement or other instrument issued under the Program, shall be determined in accordance with the laws of the State of New Jersey applicable to contracts entered into and performed entirely within the State of New Jersey (without reference to its principles of conflicts of law).

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Appendix B

Amended and Restated
Quest Diagnostics Incorporated
Long-Term Incentive Plan for
Non-Employee Directors

(As amended as of May 14, 2009)

Section 1. Purpose. The purpose of the Amended and Restated Quest Diagnostics Incorporated Long-Term Incentive Plan for Non-Employee Directors is to secure for the Corporation and its stockholders the benefits of the incentive inherent in increased common stock ownership by the members of the Board of Directors who are not employees of the Corporation or any of its subsidiaries.

Section 2. Definitions. When used herein, the following terms shall have the following meanings:

“Administrator” means the Board, or a committee of the Board, duly appointed to administer the Plan.

“Board” means the Board of Directors of the Corporation.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means ($.01 par value) common stock of the Corporation.

“Corporation” means Quest Diagnostics Incorporated, a Delaware corporation.

“Effective Date” means the date of approval of the Plan by the holders of stock entitled to vote at the Corporation’s 2005 Annual Meeting of Stockholders.

“Exercise Price” means the price per share specified in the Option agreement at which the Participant may purchase Common Stock through the exercise of his/her Option, as the same may be adjusted in accordance with Section 9.

“Fair Market Value” means, as of any date, the mean of the high and low sales price of a share of Common Stock on The New York Stock Exchange Composite list on such date (or if no sale took place on such exchange on such date, the mean between the high and the low on such exchange on the most recent preceding date on which a sale took place); provided, however, that for the purposes of Section 7(d), if on the date of exercise of an Option, a Participant sells through a broker designated by the Corporation any of the shares purchased as a result of the exercise of the Option, then the shares shall be valued at the weighted average sales price of such shares sold on such date as reported to the Corporation by such broker.

“Option” means a right granted under the Plan to a Participant to purchase shares of Common Stock. All Options shall be “nonqualified stock options” which are not intended to qualify as Incentive Stock Options under Section 422 of the Code.

“Option Period” means the period within which the Option may be exercised pursuant to the Plan.

“Participant” means a member of the Board who is not an employee of Quest Diagnostics Incorporated or any subsidiary thereof.

“Plan” means the Amended and Restated Quest Diagnostics Incorporated Long-Term Incentive Plan for Non-Employee Directors.

“Stock Awards” means a grant under the Plan to a Participant of shares of Common Stock or of a right to receive shares of Common Stock (or their cash equivalent or a combination of both) in the future.

Section 3. Administration. The Plan shall be administered by the Administrator who shall establish from time to time regulations for the administration of the Plan, interpret the Plan, delegate in writing administrative matters to committees of the Board or to other persons, and make such other determinations and take such other action as it deems necessary or advisable for the administration of the Plan. All decisions, actions and interpretations of the Administrator shall be final, conclusive and binding upon all parties.

Section 4. Participation. All non-employee directors shall automatically be Participants in the Plan.

Section 5. Shares Subject to the Plan. The maximum number of shares of Common Stock that may be delivered in conjunction with grants of Options and Stock Awards shall be 2,400,000, and 2,400,000 shares of Common Stock shall be reserved for this purpose under the Plan (subject to adjustment as provided in Section 9). The shares issued upon the grant of Stock Awards or exercise of Options may be authorized and unissued shares or shares held in the treasury of the Corporation including shares purchased on the open market by the Corporation (at such time or times and in such manner as it may determine). The Corporation shall be under no obligation to acquire Common Stock for distribution to Participants before payment in shares of Common Stock is due. To the extent that any Stock Award or Option shall be canceled or expire, new Stock Awards or Options may thereafter be granted covering the number of shares that had been subject to the forfeited portion of the relevant Stock Award or Option.

Section 6. Grants of Options and Stock Awards.

(a) On the Effective Date and on the date of the Annual Meeting of Stockholders of each year commencing on January 1, 2006, the Administrator may grant to each Participant an Option and/or a Stock Award, in such proportions as the Administrator may determine, covering an aggregate of not more than 20,000 shares of Common Stock. In the event that a Participant is elected as a director of the Corporation other than on the date of the Annual Meeting of Stockholders, the Administrator may grant to such director, on his/her election, an Option and/or a Stock Award, in such proportions as the Administrator may determine, covering such number of shares of Common Stock (not to exceed 20,000) that is proportional to the fraction of a year remaining until the next Annual Meeting of Stockholders. In addition, upon a Participant’s initial election as a director of the Corporation by the Board, the Administrator may make a one-time grant to such Participant of an Option and/or a Stock Award, in such proportions as the Administrator may determine, covering an aggregate of not more than 40,000 shares of Common Stock.

(b) Each Stock Award shall be earned and vest over such period and shall be governed by such conditions, restrictions and contingencies as the Administrator shall determine. These may include the achievement of performance goals.

(c) As may be permitted from time to time by the Administrator, each Participant may elect to receive an Option or Stock Award in lieu of the cash compensation payable to such director in any year. The number of shares of Common Stock underlying the Option available to such director shall be computed using the same option valuation methodology (or any subsequent methodology as may be adopted by the Corporation) as is used for reporting compensation expense in the Corporation’s financial statements so as to achieve a value equal to the cash compensation that would otherwise have been paid. Any such election shall be irrevocable and shall be made by December 31, effective for the fees payable during the following year and with an Option being granted on each day on which the fees would otherwise have been payable (generally expected to be the first day of each calendar quarter).

Section 7. Terms and Conditions of Options. Each Option shall be evidenced by a written agreement, in form approved by the Administrator and executed by the Chairman of the Board, President, Vice President of Human Resources or Secretary of the Corporation, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Administrator may deem appropriate. Options may be granted singularly or in combination with a Stock Award.

(a) Option Period. Each Option agreement entered into on or after the Effective Date and prior to the date of the 2009 Annual Meeting of Stockholders shall specify that the Option granted thereunder is granted for a period of seven (7) years from the date of grant and shall provide that the Option shall expire on such seven-year anniversary. Each Option agreement entered into on or after the date of the 2009 Annual Meeting of Stockholders shall specify that the Option granted thereunder is granted for a period, which period is no longer than ten (10) years from the date of grant, and shall provide that the Option shall have an expiration date, which expiration date shall be no later than ten (10) years from the date of grant.

(b) Exercise Price. The Exercise Price per share shall be the Fair Market Value on the date the Option is granted.

(c) Exercise of Option. Subject to Section 7(e), Options granted under Section 6(a) hereof shall become exercisable in three equal annual installments beginning on the first anniversary of the date of grant. Options granted under Section 6(c) vest and become exercisable immediately on the date of grant. The exercisability of Options may be limited by restrictions on exercise included in the Corporation’s securities trading policies or the Corporation’s non-employee director stock ownership guidelines, each as in effect from time to time.

(d) Payment of Exercise Price Upon Exercise. The Exercise Price of the shares as to which an Option shall be exercised shall be paid to the Corporation at such time as is determined by the Administrator (but in no event later than the date on which any shares are issued on exercise of an Option). The Administrator may authorize in its sole discretion, the payment of the Exercise Price by (i) cash, (ii) delivering Common Stock of the Corporation already owned by the Participant and having a total Fair Market Value on the date of such delivery equal to the Exercise Price, (iii) delivering a combination of cash and Common Stock of the Corporation having a total Fair Market Value on the date of such delivery equal to the Exercise Price, or (iv) a net share settlement procedure or through withholding of shares of Common Stock subject to the Option valued using the Fair Market Value on the date of exercise.

(e) Termination of Service on the Board. In the event a Participant terminates service on the Board for any reason, all Options previously granted to such Participant may be exercised by the Participant (or, if the Participant is deceased, by his/her representative) at any time, or from time to time, for the remaining term of the Option.

(f) Transferability of Options. No Option and no right arising under any Option shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an Option shall be exercisable only by him/her.

(g) Participants to Have No Rights as Stockholders. No Participant shall have any rights as a stockholder with respect to any shares subject to his or her Option prior to the date on which the Participant (or if the shares are held in “street name,” the broker designated by the Participant) is recorded as the holder of such shares on the records of the Corporation.

(h) Other Option Provisions. The form of Option agreement may contain such other provisions as the Board may, from time to time, determine.

Section 8. Terms and Conditions of Stock Awards. Each Stock Award shall be evidenced by a written agreement, in form approved by the Administrator and executed by the Chairman of the Board, President, Vice President of Human Resources or Secretary of the Corporation, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Administrator may deem appropriate. Stock Awards may be granted singularly or in combination with an Option.

(a) Dividends and Dividend Equivalents. A grant of Stock Awards may include the right to receive dividends or dividend equivalent payments which may be paid either currently or credited to a Participant’s account. Any such crediting of dividends or dividend equivalents may be subject to such conditions, restrictions and contingencies as the Administrator shall establish, including the reinvestment of such credited amounts in Common Stock equivalents.

(b) Payments. Stock Awards may be settled through cash payments, the delivery of shares of Common Stock, the granting of Stock Awards or Options or combination thereof as the Administrator shall determine. Any Stock Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Administrator shall determine. The Administrator may permit or require the deferral of any award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred share equivalents.

(c) Transferability of Stock Awards. Except by will or by the laws of descent and distribution and, if permitted by the Administrator, as a gift to a family member or a trust or similar entity for the benefit of one or more family members, no Stock Award and no right arising under any Stock Award shall be assignable or transferable.

(d) Participants to Have No Rights as Stockholders. No Participant shall have any rights as a stockholder with respect to any shares subject to his or her Stock Award prior to the date on which the Participant (or if the shares are held in “street name,” the broker designated by the Participant) is recorded as the holder of such shares on the records of the Corporation.

(e) Other Stock Award Provisions. The form of Stock Award agreement authorized by the Plan may contain such other provisions as the Administrator may, from time to time, determine.

Section 9. Adjustments in Event of Change in Common Stock. In the event of any change in the Common Stock by reason of any stock split, reverse stock split, stock dividend recapitalization,

reorganization, merger, consolidation, split-up, combination or exchange of shares, or of any similar change affecting the Common Stock, the number and kind of shares which thereafter may be optioned, awarded and sold under the Plan and the number and kind of shares subject to Stock Awards under outstanding Stock Award agreements or subject to Options under outstanding Option agreements and the Exercise Price per share of such Options shall be appropriately adjusted consistent with such change in such manner as the Administrator may deem equitable to prevent substantial dilution or enlargement of the right granted to, or available for, Participants in the Plan; provided, however, that no such adjustment shall be required if the Administrator determines that such action could cause an Option to fail to satisfy the conditions of an applicable exception from the requirements of Section 409A (as defined below) or otherwise could subject a Participant to any interest or additional tax imposed under Section 409A in respect of an outstanding award.

Section 10. Listing and Qualification of Shares. The Plan, the grant of Stock Awards, the grant and exercise of Options thereunder, and the obligation of the Corporation to sell and deliver shares under such Stock Awards and Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation, in its discretion, may postpone the issuance or delivery of shares upon any grant of a Stock Award or exercise of an Option until completion of any stock exchange listing, or other qualification of such shares under any state or federal law, rule or regulation as the Corporation may consider appropriate, and may require any Participant, beneficiary or legal representative to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations.

Section 11. Taxes.

(a) Tax Withholding. The Corporation may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to Options and Stock Awards including, but not limited to (a) reducing the number of shares of Common Stock otherwise deliverable to permit deduction of the amount of any such withholding taxes from the amount otherwise payable under the Plan, (b) deducting the amount of any such withholding taxes from any other amount then or thereafter payable to a Participant (but only to the extent that such deduction would not subject the Participant to any interest or additional tax imposed under Section 409A), or (c) requiring a Participant, beneficiary or legal representative to pay in cash to the Corporation the amount required to be withheld or to execute such documents as the Corporation deems necessary or desirable to enable it to satisfy its withholding obligations as a condition of releasing the Common Stock.

(b) Section 409A. The Plan is intended and shall be construed to comply with Section 409A of the Code, including any amendments or successor provisions to that Section and any regulations and other administrative guidance thereunder, in each case as they, from time to time, may be amended or interpreted through further administrative guidance (collectively, “Section 409A”). In this regard, and without limiting the previous sentence, any election made with respect to Sections 6(a), 6(c) and 8(b) shall be conformed to the requirements of Section 409A to the extent applicable.

Section 12. No Liability of Board Members. No member of the Board shall be personally liable by reason of any contract or other instrument executed by such member or on his/her behalf in his/her capacity as a member of the Board or the Administrator nor for any mistake of judgment made in good faith, and the Corporation shall indemnify and hold harmless to the fullest extent permitted by the Corporation’s Restated Certificate of Incorporation and By-Laws and Delaware General Corporation Law, each employee, officer or director of the Corporation to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan.

Section 13. Amendment or Termination. The Board may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that no amendment, suspension or termination of the Plan shall deprive any Participant of any right with respect to any Stock Award or Option without his/her written consent; and provided, further, that unless duly approved by the holders of stock entitled to vote thereon at a meeting (which may be the annual meeting) duly called and held for such purpose, except as provided in Section 9, no amendment or change shall be made in the Plan (i) increasing the total number of shares which may be issued or transferred under the Plan; (ii) changing the exercise price specified for the shares subject to Options; (iii) changing the maximum period during which Options may be exercised; (iv) extending the period during which Options or Stock Awards may be granted under the Plan; or (v) expanding the class of individuals eligible to receive Stock Awards or Options under the Plan. Notwithstanding the foregoing, the consent of a Participant shall not be required for any action taken by the Administrator (x) to settle or adjust an outstanding award pursuant to Section 9 or (y) to modify an outstanding award to avoid, in the reasonable, good faith judgment of the Corporation, the imposition on the Participant of any interest or additional tax under Section 409A.

Section 14. Captions. The captions preceding the sections of the Plan have been inserted solely as a matter of convenience and shall not in any manner define or limit the scope or intent of any provisions of the Plan.

Section 15. Governing Law. The Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to contracts made and to be performed entirely within such State (without reference to its principles of conflicts of law).

Section 16. No Fractional Shares. No fractional shares shall be issued or delivered pursuant to the Plan or any Option or Stock Award, and the Administrator shall determine whether any fractional share shall be rounded up or rounded down to the nearest whole share, whether cash shall be paid or transferred in lieu of any fractional shares, or whether such fractional shares or any rights thereto shall be cancelled.

Section 17. Effective Date and Duration of Plan. The Plan became effective as of the Effective Date. This Plan shall terminate on the date of the 2019 Annual Meeting of Stockholders, and no Stock Awards or Option may be granted after such date, but such termination shall not affect any Stock Award or Option previously granted.

MI2461

Appendix 1

c/o National City Bank Shareholder Services Operations Locator 5352 P. O. Box 94509 Cleveland, OH 44101-4509

PLEASE SUBMIT YOUR PROXY BY PHONE OR BY INTERNET, OR RETURN THIS CARD AFTER SIGNING AND DATING IT.

Vote by Telephone Toll-free via touch-tone phone: 1-888-693-8683 Have your proxy card and follow instructions.	Vote by Internet Go to www.cesvote.com Have your proxy card and follow instructions.	Vote by Mail Return your proxy in the postage-paid envelope provided.

IMPORTANT

If you hold shares in a Quest Diagnostics employee benefit plan, your vote for such shares must be received by 11:59 p.m. EDT on May 11, 2009, to assure that it is counted.

If voting by mail, please sign and date the card below and fold and detach card at perforation before mailing.

The Board of Directors of Quest Diagnostics Incorporated recommends a vote FOR the nominees listed below.

1.	Election of Directors		FOR	AGAINST	ABSTAIN
	(1)	Jenne K. Britell, Ph.D.	❑	❑	❑
	(2)	Gail R. Wilensky, Ph.D.	❑	❑	❑
	(3)	John B. Ziegler	❑	❑	❑

❑	By checking this box, I consent to access future shareholder communications (e.g., annual reports, proxy statements and related proxy materials) over the internet, as described in the proxy statement and the accompanying notice.

The Board of Directors of Quest Diagnostics Incorporated recommends a vote FOR Proposals 2, 3 and 4
		FOR	AGAINST	ABSTAIN
2.	To approve amendments to the Employee Long-Term Incentive Plan	❑	❑	❑

		FOR	AGAINST	ABSTAIN
3.	To approve amendments to the Long-Term Incentive Plan for Non-Employee Directors	❑	❑	❑

		FOR	AGAINST	ABSTAIN
4.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2009	❑	❑	❑

Signature

Signature (if held jointly)

Date:	, 2009

IMPORTANT – Please sign exactly as imprinted (do not print). When signing on behalf of a corporation, partnership, estate or trust, indicate title or capacity of person signing. If shares are held jointly, each holder must sign.

Notice of 2009 Annual Meeting of Shareholders
QUEST DIAGNOSTICS INCORPORATED
Three Giralda Farms
Madison, New Jersey
May 14, 2009, 10:30 a.m. local time

At the meeting we plan to:

  elect three members of the Board of Directors;

  consider approving amendments to the Employee Long-Term Incentive Plan;

  consider approving amendments to the Long-Term Incentive Plan for Non-Employee Directors;

  consider ratifying the appointment of PricewaterhouseCoopers as our independent registered public accounting firm for 2009; and

  transact such other business as may properly come before the meeting.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS NOW AVAILABLE

If you are a registered holder of shares, you have the option to access future shareholder communications (e.g., annual reports, proxy statements and related proxy materials) over the Internet instead of receiving those documents in print. There is no cost to you for this service other than any charges you may incur from your Internet provider, telephone or cable company. Once you give your consent, it will remain in effect until you inform us otherwise. To give your consent to access materials electronically, follow the prompts when you vote by telephone or over the Internet, or check the box on the reverse side of this card when granting your proxy by mail.

SHAREHOLDER INFORMATION

If you are a registered shareholder and have questions regarding your Quest Diagnostics stock, you may contact our transfer agent and registrar as follows:

National City Bank, Dept 5352
Shareholder Services Operations
P.O. Box 92301
Cleveland, Ohio 44193-0900
Toll-free telephone 800-622-6757
Email address: shareholder.inquiries@nationalcity.com

If voting by mail, please sign and date the card below and fold and detach card at perforation before mailing.

QUEST DIAGNOSTICS INCORPORATED

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael E. Prevoznik and William J. O’Shaughnessy, Jr., and each of them, attorneys and proxies with full power of substitution, to represent and to vote on behalf of the undersigned all the shares of common stock of Quest Diagnostics Incorporated that the undersigned is entitled in any capacity to vote if personally present at the 2009 Annual Meeting of Shareholders to be held on Thursday, May 14, 2009, and at any adjournments or postponements thereof, in accordance with the instructions set forth on the reverse and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may come before the meeting.

THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS SIGNED, BUT NO DIRECTION IS MADE, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF QUEST DIAGNOSTICS INCORPORATED.